UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 18, 2016

VITAXEL GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-201365	30-0803939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wisma Ho Wah Genting, No. 35 Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia	N/A
(Address of principal executive offices)	(Zip Code)

603.2143.2889

(Registrant’s telephone number, including area code)

22 Mount Davys Road, Cullybacky, Ballymena

Co. Antrim, Northern Ireland BT421JH

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii), or (iii) above.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the Securities and Exchange Commission (the “SEC”).

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, the significant length of time and resources associated with the development of our products and services and related insufficient cash flows and resulting illiquidity, our inability to expand our business, significant government regulation of our industry, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report appears in the section captioned “Risk Factors” and elsewhere in this Report and include the following:

•	our relationship with, and our ability to influence the actions of, our members;

•	improper action by our employees or members in violation of applicable law;

•	adverse publicity associated with our products, services or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

•	changing consumer preferences and demands;

•	our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our member relations and operating results;

•	the competitive nature of our business;

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•	regulatory matters governing our products and services, including potential governmental or regulatory actions concerning our products and services and network marketing program, including the direct selling market in which we operate;

•	legal challenges to our network marketing program;

•	risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks;

•	uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

•	uncertainties relating to interpretation and enforcement of legislation governing direct selling in certain jurisdictions;

•	our inability to obtain the necessary licenses to expand our direct selling business in certain jurisdictions;

•	adverse changes in the Malaysian economy;

•	our dependence on increased penetration of existing markets;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside service providers and manufacturers;

•	the sufficiency of trademarks and other intellectual property rights;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to our members; and

•	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

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EXPLANATORY NOTE

We were incorporated as Albero, Corp. in Nevada on November 19, 2013. Prior to the Share Exchange and Split-Off (each as defined below), we were engaged in the horse breading business.

As previously reported, on January 8, 2016, (i) we changed our name to Vitaxel Group Limited, and (ii) we increased our authorized capital stock from 75,000,000 shares of common stock, par value $0.001, to 7,000,000,000 shares of common stock, par value $0.000001 (the “Common Stock”), and 100,000,000 shares of “blank check” preferred stock, par value $0.000001.

On January 18, 2016, we completed and closed a share exchange (the “Share Exchange”) under a Share Exchange Agreement (the “Share Exchange Agreement”) of the same date among us, Vitaxel SDN BHD, a Malaysian corporation (“Vitaxel”), the shareholders of Vitaxel, Vitaxel Online Mall SBN BHD, a Malaysian corporation (“Vionmall”) and the shareholders of Vionmall pursuant to which Vitaxel and Vionmall each became wholly owned subsidiaries of ours. In the Share Exchange, all of the outstanding shares of Vitaxel and Vionmall were converted into shares of our Common Stock, as described in more detail below.

In connection with the Share Exchange and pursuant to the Split-Off Agreement (defined below), we transferred our pre-Share Exchange assets and liabilities to our pre-Share Exchange majority stockholder, in exchange for the surrender by him and cancellation of 3,000,000 shares of our Common Stock. See Item 2.01, “Split-Off” below.

As a result of the Share Exchange and Split-Off, we discontinued our pre-Share Exchange business and acquired the businesses of Vitaxel and Vionmall, and will continue the existing business operations of Vitaxel and Vionmall as a publicly-traded company under the name Vitaxel Group Limited.

In accordance with “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the acquisition will be replaced with the historical financial statements of Vitaxel and Vionmall prior to the Share Exchange in all future filings with the SEC.

As used in this Current Report henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “we,” “us,” and “our” refer to Vitaxel Group Limited, incorporated in Nevada, after giving effect to the Share Exchange and the Split-Off.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. Such agreements are filed as exhibits hereto and incorporated herein by reference.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This Current Report responds to the following Items in Form 8-K:

Item 1.01   Entry into a Material Definitive Agreement

Item 2.01   Completion of Acquisition or Disposition of Assets

Item 3.02   Unregistered Sales of Equity Securities

Item 4.01   Changes in Registrant’s Certifying Accountant

Item 5.01   Changes in Control of Registrant

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01   Other Events

Item 9.01   Financial Statements and Exhibits

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

THE SHARE EXCHANGE AND RELATED TRANSACTIONS

Share Exchange Agreement

On January 18, 2016 (the “Closing Date”), the Company, Vitaxel, the shareholders of Vitaxel, Vionmall and the shareholders of Vionmall entered into a Share Exchange Agreement (the “Share Exchange Agreement”), which closed on the same date. Pursuant to the terms of the Share Exchange Agreement, we exchanged 2,625,000 shares of our Common Stock for all of the outstanding capital stock of Vitaxel and exchanged 375,000 shares of our Common Stock for all of the outstanding capital stock of Vionmall with the result that both Vitaxel and Vionmall became wholly owned subsidiaries of ours.

Pursuant to the Share Exchange, we acquired the business of Vitaxel to engage in the direct selling of products and services utilizing a multi-level marketing model with an emphasis on travel, entertainment and lifestyle products and services and the business of Vionmall to develop online shopping platforms geared to Vitaxel and its members and the third party suppliers of products and services.

At the closing of the Share Exchange:

•	each of the 1,500,000 shares of Vitaxel’s capital stock issued and outstanding immediately prior to the closing of the Share Exchange was exchanged for 1.75 shares of our Common Stock;

•	each of the 100,000 shares of Vionmall’s capital stock issued and outstanding immediately prior to the closing of the Share Exchange was exchanged for 3.75 shares of our Common Stock.

As a result, an aggregate of 2,625,000 shares of our Common Stock were issued to the holders of Vitaxel’s stock and an aggregate of 375,000 shares of our Common Stock were issued to the holders of Vionmall’s stock.

The Share Exchange Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

The Share Exchange will be treated as a recapitalization of the Company for financial accounting purposes. Vitaxel and Vionmall will be considered the acquirer for accounting purposes, and our historical financial statements before the Share Exchange will be replaced with the consolidated historical financial statements of Vitaxel and Vionmall before the Share Exchange in all future filings with the SEC.

The Share Exchange is intended to be treated as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

The issuance of shares of our Common Stock to holders of Vitaxel’s and Vionmall’s capital stock in connection with the Share Exchange was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, Regulation D promulgated by the SEC under that section and/or Regulation S promulgated by the SEC. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement, and some of these securities are subject to further contractual restrictions on transfer as described below.

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The form of the Share Exchange Agreement is filed as an exhibit to this Report.

Split-Off

Upon the closing of the Share Exchange, under the terms of a split-off agreement and a general release agreement, the Company transferred all of its pre-Share Exchange operating assets and liabilities to its wholly-owned special-purpose subsidiary, Albero Enterprise Corp, a Nevada corporation (“Split-Off Subsidiary”), formed on January 14, 2016. Thereafter, pursuant to the split-off agreement, the Company transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to Andriy Berezhnyy, the pre-Share Exchange majority stockholder of the Company, and the former sole officer and director of the Company (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 3,000,000 shares of our Common Stock held by Mr. Berezhnyy (which were cancelled and will resume the status of authorized but unissued shares of our Common Stock) and (ii) certain representations, covenants and indemnities.

2016 Equity Incentive Plan

Before the Share Exchange, our Board of Directors adopted, and our stockholders approved, our 2016 Equity Incentive Plan (the “2016 Plan”), which provides for the issuance of incentive awards of up to 1,000,000,000 shares of our Common Stock to officers, key employees, consultants and directors. See “Market Price of and Dividends on Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans” below for more information about the 2016 Plan.

Departure and Appointment of Directors and Officers

Our Board of Directors currently consists of two members. On the Closing Date, Andriy Berezhnyy, our sole director before the Share Exchange, resigned his position as a director, and Lim Wee Kiat (Chairman) and Leong Yee Ming were appointed to the Board of Directors.

Also on the Closing Date, Mr. Berezhnyy, our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer before the Share Exchange, resigned from these positions, and Lim Wee Kiat was appointed as our President and Secretary, Leong Yee Ming was appointed as our Chief Executive Officer, Lee Wei Boon was appointed as our Chief Financial Officer and Treasurer, Lim Boon Seng was appointed as our Chief Operating Officer and Yee Hing Yip was appointed as our Vice President of Marketing.

See “Management – Directors and Executive Officers” below for information about our new directors and executive officers.

Pro Forma Ownership

Immediately after giving effect to (i) the Share Exchange and (ii) the cancellation of 3,000,000 shares in the Split-Off, there were 3,825,000 issued and outstanding shares of our Common Stock, as follows:

•	the stockholders of Vitaxel prior to the Share Exchange hold 2,625,000 shares of our Common Stock;

•	the stockholders of Vionmall prior to the Share Exchange hold 375,000 shares of our Common Stock; and

•	the stockholders of the Company prior to the Share Exchange hold 825,000 shares of our Common Stock.

In addition, the 2016 Plan authorizes issuance of up to 1,000,000,000 shares of our Common Stock as incentive awards to executive officers, key employees, consultants, advisors and directors.

No other securities convertible into or exercisable or exchangeable for our Common Stock are outstanding.

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Our Common Stock is quoted on the OTC Markets (OTCQB) under the symbol “VXEL.”

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse acquisition,” and Vitaxel and Vionmall are deemed to be the acquirers in the reverse acquisition. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of Vitaxel and Vionmall and will be recorded at the historical cost basis of Vitaxel and Vionmall, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of Vitaxel and Vionmall, historical operations of Vitaxel and Vionmall and operations of the Company and its subsidiaries from the closing date of the Share Exchange. As a result of the issuance of the shares of our Common Stock pursuant to the Share Exchange, a change in control of the Company occurred as of the date of consummation of the Share Exchange. Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Share Exchange.

DESCRIPTION OF BUSINESS

Immediately following the Share Exchange, the businesses of Vitaxel and Vionmall became our businesses. Vitaxel is engaged in the direct selling industry utilizing a multi-level marketing model with an emphasis on travel, entertainment and lifestyle products and services. Vionmall is engaged in the development of online shopping platforms geared to Vitaxel and its members and third party providers of products and services.

The Multi-Level Marketing Direct Selling Industry

Direct selling is a rapidly expanding channel of distribution for the marketing and sale of products and services. Direct selling generally refers to the sale of products and services to consumers away from a fixed retail outlet, generally at their home or workplace. Direct sales generally depend on the explanation and demonstration made by an independent direct salesperson to the consumer. Being a specialized channel of distribution, it covers both business-to-business and business-to-consumer aspects. Direct selling represents a successful industry operating in more than 100 countries with an estimated market size as of December 31, 2014 of more than US$182 billion. According to the World Federation of Direct Selling Associations, as of December 31, 2014, Asia and the neighboring Pacific area represented the largest direct selling market with an estimated 45% market share followed by North and South America (37%) and Europe (17%). Malaysia had an estimated 3% market share with 2014 direct selling retail sales of approximately US$5.3 billion.

The industry started with sales of products like cosmetics and household appliances through the direct selling channel, but after 1970 many direct selling companies diversified their product portfolios to a larger number of products such as household goods, food and wellness products. The period also witnessed improvement in technology. Many new marketing techniques and strategies were developed and new distribution and retail channels emerged. As a result, direct selling companies modified strategies to benefit from those technological advancements.

One such marketing strategy is multi-level marketing (“MLM”), a strategy in which the sales force is compensated not only for sales which they generate directly but also for the sales of other people that they recruit. MLM marked a major shift in the direct selling industry since the plan for the first time enabled the consumers to benefit from the success of the product by providing them the option to become a direct selling partner of the business. MLM plans became widely accepted and a large number of companies adopted them. The 1990s saw a growth in the global direct selling market with MLM direct sellers expanding globally and entering emerging markets like Brazil, China and India.

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One negative aspect of the popularity of MLM programs was the proliferation of pyramid schemes which has been a cause of concern for the direct selling industry globally. Several governments around the world have been taking enforcement actions and creating laws to address alleged pyramid schemes, including schemes disguised as MLM programs. These laws and enforcement actions draw clear distinctions between legitimate direct selling businesses, where participants earn income based on the sale of products to end user consumers, and illegal pyramid schemes, where compensation is based on recruiting others into the scheme.

Our Business

We are a global direct selling, multi-level marketing company offering travel, entertainment, lifestyle and other products and services principally through electronic commerce commonly referred to as e-commerce. Through Vionmall, which went live in January 2016 for Vitaxel members, we employ online shopping web sites for retail sales direct to consumers. We expect Vionmall to go live for the general public in April 2016. We do not develop or manufacture the products and services which we offer. At December 31, 2015, all of our operations, including sales transactions, were based and completed in Malaysia although we had members in 12 other Asian countries. More than half of our members reside in Malaysia and approximately 30% of our members reside in Singapore. We provide our members with training which includes prospecting and closing skills, plan orientation, back-office training, network management, personal and leadership development and team-building activities.

Unlike the traditional MLM business model where most of the business model concentrates on particular products and/or services, our business model allows our members to own a sub-domain through Vionmall where they can promote their own products and services (separate from our products and services). We believe that this model is the first of its kind in Asia.

We strive to differentiate ourselves through innovation in both our product and service offerings and our sales channels. Consumers can purchase our products and services either directly from our members or directly from our online platform. Our products and services are listed on our website and customers can easily purchase them online. Our members need not carry our products physically to their customers, they only need to promote our products through word of mouth or show prospective customers our list of products online through computers or smart-phones. During the year ended December 31, 2015, all of our revenues were attributable to the sale of Vitaxel product packages.

Our Vitaxel packages include product points (which are exchangeable for tour and travel products or travel kits). Since we are relatively new to the market, our initial strategy has been to promote our brand awareness by encouraging more people to become members. In furtherance thereof, to date all membership fees have been waived. Persons that purchase our product packages will automatically become members.

In furtherance of our membership benefits program, on November 1, 2015 Vitaxel entered into a Travel Agency Services Contract (the “Contract”) with Ho Wah Genting Holiday SDN BHD (“HWGH”), a travel agency specializing in providing tour packages, hotel bookings, arranging transportation and event ticket services. Pursuant thereto, HWGH provides services to Vitaxel’s members. The Contract has a term of 2 years and continues automatically for additional one year periods. After the first year, either party may terminate the Contract by providing the other party with 2 months’ advance notice of termination. Lim Chun Hoo, a director of HWGH is the brother of Lim Wee Kiat, our Chairman, President and Secretary. Lim Wee Kiat is also an executive director of Ho Wah Genting Berhad, a shareholder of HWGH.

Our initial Vitaxel products have not generated material demand. This has resulted in marginal purchases of our existing Vitaxel products. However, following our research and surveys conducted on the preferences of our members, we have re-packaged and expanded our product packages and the method of selling these products to our members and our customers. This strategy lead to the formation of Vionmall.

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With the introduction of Vionmall, our revenue component will be divided into three categories:

a.	Vitaxel Product packages
b.	Membership fees
c.	Sales from our online Vionmall products

We believe that the Malaysian and other Asian direct selling markets hold significant potential. Our results, as reported in US dollars will be impacted by foreign currency fluctuations as well as global economic, political, demographic and business trends and conditions.

To create brand awareness and to keep our members fully informed as to our products and services, and policies and procedures, we designate certain members to be team leaders. Team leaders promote our membership requirements and products and services through word of mouth, home parties, private previews and training. As of December 31, 2015 we had approximately 229 team leaders, approximately 138 of which were located in Malaysia. We expect to engage at least 10-20 team leaders in each country in which we offer and sell our products and services. Our team leaders are independent contractors and do not receive salaries. They work on a commission basis tied to the revenue generated from product sales. The team leaders promote our products via the methods referenced above. Apart from this, they are required to assist our management to conduct surveys and research on our prospective customers and members needs and behaviors. To do this, the team leaders have meetings and discussions among themselves from time to time. Our obligation to the team leaders is to provide support, inform and advise as to the availability of new products, make payment (commission) on time and ensure that the team leaders understand our objective and mission so that they provide the correct message to our members and customers.

To become a team leader, persons must be well versed with our MLM business strategy and possess good sales skills. In most countries where MLM business have existed for years, the MLM members have their own community. Due to this, locating prospective team leaders is not difficult and they can be easily engaged through word of mouth. Currently, all of our team leaders are also Global Directors (this is one of our requirements for being a team leader, he/she must first show that he/she is able to commit to our business model before taking the role of a team leader).

Our future sales will depend on the team leaders to promote our products within and outside Malaysia with our continuous support. All of our products are available online. Team leaders and members can show our online catalog to their customers without the hassle of carrying too many physical catalogs. Moving forward, we intend to enhance our information technology support, promotion (events, charity, sponsorship and etc), conduct more research on customers needs and behavior, and training (which is essential for the team leaders). Team leaders will be our front line in promoting our products and services and generating revenues. With the introduction of Vionmall, members can promote their own products and services and for those that do not own personal products, they can promote our products. This gives a sense of business ownership to our members.

Our business is subject to various laws and regulations globally, particularly with respect to our direct selling business models and our product and service categories. See “Risk Factors” for a more detailed description of the risks associated within our business.

We acquire the products and services which we offer and sell from third parties. Although, we initially intend to primarily offer and sell products related to travel, entertainment and lifestyle, we are not limited to those areas and may sell unrelated products and services as long as these products and services will benefit our members and customers in a manner consistent with our objectives and mission.

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Intellectual Property

We have applied for registration for our major trademark, Live Better, in Malaysia (5 applications), Singapore, Brunei, Indonesia, The Philippines, Thailand, Myanmar, Vietnam, China, Hong Kong, Macau, Cambodia, Laos and Taiwan. To date, 4 of the applications have been approved and 14 are pending. We consider trademark protection to be important to our business.

Vitaxel Member Base

As of December 31, 2015, Vitaxel had approximately 4,000 members, with approximately 2,400 members in Malaysia and approximately 1,250 members in Singapore. Vitaxel’s members include approximately 1,900 Supervisors, 1,700 Senior Directors, 12 Managers, 111 Directors, and 246 Global Directors.

People become members for a number of reasons. Some join simply to receive a wholesale price on products and services that they and their families can enjoy. Some join to earn part-time money, wanting to give direct sales a try, whereas others are drawn to us because they can be their own boss and can earn rewards on their own skills and hard work. In addition to discounted prices, members can earn income from several sources. Members may earn income by selling our products and services and their own products and services. The allocation of proceeds from the sales of members’ products and services is similar to the allocation process for independent suppliers of products and services. Suppliers determine the minimum amount they wish to receive, the retail price to consumers is then negotiated between us and the supplier and we retain the difference as profit. Also, members who sponsor other members may earn commissions and bonuses based upon their sponsored members’ performance.

Vitaxel is party to an agreement with our members that prohibits us from selling our products exclusive of those offered through Vionmall, through any distribution channel other than our network of independent members, unless otherwise required by law. This is because Vionmall is an e-commerce business and not a MLM business. This allows Vionmall to sell its products on any distribution channel as long as it is compliant with applicable laws. Vitaxel’s products that are available on Vionmall, however, are restricted to MLM members only. Non-members who want to purchase these products need to buy from MLM members.

Geographic Diversification

As of December 31, 2015, we have expanded our network member base into approximately 12 Asian countries. While sales within our local markets may fluctuate due to economic, market and regulatory conditions, competitive pressures, political and social instability or for Company-specific reasons, we believe that our geographic diversity and intended further geographic diversity mitigates and will continue to mitigate our exposure to any one particular market.

We intend to continue to engage team leaders within each country in Asia in which we offer and sell our products to lead and promote our products. Since we have already established our name in certain of the Asian counties, we will continue to expand in those countries by providing more benefits to the team leaders, more attractive products through our Vionmall portal, further training and motivation talks, better information technology structure and enhance support systems.

We have set-up a short term, mid-term and long term plans as follows:

Short term plans

With the Vitaxel product packages and Vionmall portal, our expansion plan will be conducted simultaneously throughout the countries that we have already established our name. Team leaders and members will be informed and training will be provided for the new packages. The team leaders will be encouraged to hold events on a regular basis throughout their own regions and to provide feedback for any improvement.

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To ensure that our benefits packages and Vionmall business structure become known throughout Asia, we will release and promote information through word of mouth, promotion and training. The existing team leaders will then pass the message to their own community in their territories, as mentioned above.

Mid-term plans

For countries in which we have yet to establish name recognition or have been slow in generating revenue, we will continue to seek within our members’ network to expand the list of potential team leaders in those countries.

Unlike other business models, our MLM business model allows our members to generate income when they have downlines. This encourages our members to recruit more members. In our business model, downlines allow our existing members to generate points and additional bonus points, which are essential for their travel, entertainment and other product purchases, and cash rebates. These points are also used to determine if they are eligible for promotion. For further information, please refer to the “Structure” section below.

Long term plans

Our long term plan is to expand our MLM business and e-commerce business worldwide. To achieve this, we will continue to make improvements on our system and receive feedback from team leaders. Our plan is to expand into areas such as Europe, Australia, New Zealand and the United States. However, we will need to conduct research and studies and better understand the MLM business in those areas before doing so.

Our Products and Services

We are committed to providing our members with high-quality products and services to help them increase consumption and the retailing of our products and services. We believe this can be best accomplished in stages by introducing new products and services and by upgrading, reformulating and repackaging existing product lines. As of December 31, 2015 the Vionmall online platform was in the final stage of construction. It became operational as to Vitaxel members in January 2016. The initial products and services being offered through Vionmall principally involve travel, tourism and lifestyle. Our senior management is responsible for the review and evaluation of new product and service ideas.

Structure

To become a member, a person must purchase a member package. Member packages include products and points that carry a value that approximates the package price. The packages do not come with a membership fees because membership fees are exempted for the first year (that is when members purchase the package, membership fees are waived for the first 12 months). We only collect the membership fees from the second year onwards. Each member package is available in English and Chinese and typically includes booklets describing us, our compensation plan and rules of member conduct, various training and promotional materials, member applications and a product and services catalog. The price of a member package varies by package type and provides a low cost entry for incoming members. Since January 2016, we have four categories of member packages as follows:

•	Preferred Member
•	Action Member
•	Business Member
•	Career Member

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The Preferred Member package is our entry based package and is designed for members that wish to try or test our products and services. It requires an annual fee of US$15 and provides each Preferred Member with 100 Mall Points. Mall Points can be used for the purchase of products and services through Vionmall.

The Action Member package is our mid-level entry package and is designed for members that wish to earn extra benefits than those available under our Preferred Member package. It requires a one-time up-front payment of US$130 and an annual fee of US$15 payable commencing year two of membership and each year of membership thereafter. It provides members with 300 Mall Points, 75 Bonus Value Points (“BVP”) and 130 Redemption Points (“RP”). BVPs can be converted into cash or exchanged for gifts and may be utilized by a member during all times he or she remains a member. RPs can be exchanged for Vitaxel house products.

The Business Member package is our advance entry-level package and is designed for members that wish to become our business partners. This package allows members to earn extra income by promoting our products and services online. It requires a one-time up-front payment of US$800 and an annual fee of US$15 payable commencing year two of membership and each year of membership thereafter. It provides members with 1,800 MPs, 480 BVPs and 800 RPs. Business Members also become Vionmall agents which gives them the right to sell Vionmall’s products and services online.

The Career Member package is our professional entry-level package and is designed for members seeking a long-term business relationship with us. It requires a one-time up-front payment of US$2,000 and an annual fee of US$15 payable commencing year two of membership and each year of membership thereafter. It provides members with 4,500 MPS, 1,200 BVPs and 2,000 RPs. Career Members become Vionmall merchants which allows them to sell Vionmall’s products online and also place their own products for sale on Vionmall’s website.

Business Members and Career Members are eligible for promotions based upon achievements of certain milestones. There are five promotional categories as follows:

•	Supervisor
•	Manager
•	Director
•	Senior Director
•	Global Director

To achieve the Supervisor level, a member must have one Director Sponsor and achieve minimum accumulated Group Sales (the total product sales generated by all of the member’s sponsor tree) of 1,000 BVPs. Supervisor members receive 2 Consumption Bonus Level Entitlements. The Consumption Bonus is a 30% bonus based on repeat sales generated by members under their sponsor tree.

To achieve the Manager level, a member must have two Director Sponsors and achieve minimum accumulated Group Sales of 5,000 BVPs. They must also achieve a line qualification consisting of a minimum of two direct or indirect lines of a Supervisor rank. Manager Members receive four Consumption Bonus Level Entitlements and a one-night stay for one at a local 5 star hotel.

To achieve the Director level, a member must have three Director Sponsors and achieve minimum accumulated Group Sales of 30,000 BVPs. They must also achieve a line qualification of a minimum of two direct or indirect lines of a Manager rank, two of which lines must have minimum accumulated sales of 10,000 BVPs. Director Members receive six Consumption Bonus Level Entitlements and a local 3 day 2 night tour package.

To achieve the Senior Director level, a member must have four Director Sponsors and achieve minimum accumulated Group Sales of 100,000 BVPs. They must also achieve a line qualification consisting of a minimum of three direct or indirect lines of a Director rank, each of which lines must have minimum accumulated sales of 30,000 BVPs. Senior Director Members receive eight Consumption Bonus Level Entitlements and an international 3 day, 2 night tour package.

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To achieve the Global Director level, a member must have five Director Sponsors and achieve minimum accumulated Group Sales of 400,000 BVPs. They must also achieve a minimum of four direct lines of a Senior Director rank, each of which lines must have minimum accumulated Group Sales of 100,000 BVPs. Global Director Members receive 10 Consumption Bonus Level Entitlements and an international 3 day, 2 nights tour package for two.

Business Members and Career Members achieving Global Director status, are eligible for the following advanced categories of Global Director:

•	Sapphire
•	Ruby
•	Emerald
•	Diamond
•	Black Diamond

To achieve the Sapphire Global Director level, a member must achieve a line qualification consisting of a minimum of one direct or indirect line of a Global Director rank with minimum total group sales of 20,000 BVPs and a minimum of weaker leg Group Sales of 8,000 BVPs.

To achieve the Ruby Global Director level, a member must achieve a line qualification consisting of a minimum of two direct or indirect lines of a Global Director rank with minimum total group sales of 40,000 BVPs and a minimum of weaker leg sales of 16,000 BVPs.

To achieve the Emerald Global Director level, a member must achieve a line qualification consisting of a minimum of three direct or indirect lines of a Global Director rank with minimum total group sales of 60,000 BVPs and a minimum of weaker leg sales of 24,000 BVPs.

To achieve the Diamond Global Director level, a member must achieve a line qualification consisting of a minimum of four direct or indirect lines of a Global Director rank with minimum total group sales of 80,000 BVPs and a minimum of weaker leg sales of 32,000 BVPs.

To achieve the Black Diamond Global Director level, a member must achieve a line qualification consisting of a minimum of five direct or indirect lines of a Global Director rank with minimum total group sales of 100,000 BVPs and a minimum of weaker leg sales of 40,000 BVPs.

Global Directors are eligible for quarterly profit sharing based upon the number of BVPs achieved and will be eligible to receive stock options and similar awards under our 2016 Equity Incentive Plan if they reach certain defined milestones.

Our 2015 membership business model was based on the following:

Supervisor level – purchase a US$130 product package and receive the following Vita Points (VP – points that are used to exchange for travel package):

Own Vita Point (OVP – points that a member receive when he/she become a member) 22 points;

Sponsor Vita Point (SVP – points that a member receive when he/she has a first generation line) 18 points;

Bonus Vita (BV – additional points receive) 50 points

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Manager level – purchase a US$500 product package and receive the following:

OVP 60 points;

SVP 50 points;

BV250 points

Director level – purchase a US$1,000 product package and receive the following:

OVP 120 points;

SVP 100 points;

BV500 points

Senior Director level – purchase a US$1,500 product package and receive the following:

OVP 180 points;

SVP 150 points;

BV750 points

Global Director level – direct sponsor 4 Senior Directors.

The above statuses are eligible for the following advanced categories (any member from Supervisor rank to Global Director rank is able to achieve these advanced categories):

1—Star, qualification for achievement is to achieve US$1,000 sales each month 3 months consecutively. Rewards include 30 VP.

2—Star, qualification for achievement is to achieve US$2,000 sales each month 3 months consecutively. Rewards include 60 VP.

3—Star, qualification for achievement is to achieve US$3,000 sales each month 3 months consecutively. Rewards include 90 VP.

Ruby, qualification for achievement is to achieve US$4,000 sales each month 3 months consecutively. Rewards include 450 VP.

Emerald, qualification for achievement is to achieve US$10,000 sales each month 3 months consecutively. Rewards include 1,200 VP.

Diamond, qualification for achievement is to achieve US$16,000 sales each month 3 months consecutively. Rewards include 1,800 VP.

1 Diamond Ambassador, qualification for achievement is to achieve US$25,000 sales each month for 3 months consecutively. Rewards include 6 days Australia trip for 2 and cash rewards of US$3,000.

2 Diamond Ambassador, qualification for achievement is to achieve US$45,000 sales each month for 3 months consecutively. Rewards include 10 days Hawaii trip for 2 and cash rewards of US$5,000.

3 Diamond Ambassador, qualification for achievement is to achieve US$65,000 sales each month for 3 months consecutively. Rewards include 14 days Europe trip for 2 and cash rewards of US$7,000.

Transition from 2015 to 2016

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For the transition from the 2015 business model to 2016 business model, all ranks that have been achieved by the existing members remain as is, however, the existing members will have to follow the 2016 business model in order to achieve the advanced categories. This includes all rewards and bonuses which will be based on the 2016 business model.

Any unused Vital points as at December 2015 have been exchanges for Mall points on a 1:1 basis.

Distribution Channels

We will operate in the direct selling channel, primarily utilizing e-commerce and person-to-person marketing to promote and sell our products and services. These marketing efforts will be supported by various mediums, including the Internet, word of mouth and promotional events. We believe our distribution channel will be an effective vehicle to distribute our products and services because:

•	our sales force can educate consumers about our products and services face-to-face, which we believe is more effective for differentiating our products and services than using traditional mass-media advertising;

•	our distribution channel provides a sense of ownership to our members which motivates them to promote our products and services more effectively;

•	our distribution channel allows our sales force to provide personal testimonials of product and service offerings; and

•	as compared to other distribution methods, our sales force has the opportunity to provide consumers higher levels of service and encourage repeat purchases.

The manner in which we operate our distribution channel can vary from market to market based on regulatory and socio-economic conditions. While our person-to-person marketing philosophy remains consistent globally, various aspects of our business may differ from market-to-market, including product mix and pricing, compensation structure, access to distribution outlets or product stores, the manner of getting products to consumers, product claims, branding and product formulations.

Given that members of our sales force are primarily independent contractors, we do not control or direct their promotional efforts. We do, however, require that our sales force abide by policies and procedures that require them to act in an ethical and consumer-protective manner and in compliance with applicable laws and regulations.

Our distribution channel is composed of two primary groups: our consumer group—individuals who buy our products primarily for personal or family consumption; and our sales network—individuals who personally buy, use and resell products, and who also find new consumers, and recruit, train and develop new team leaders. We strive to develop both our consumer group and our sales network. Our strategy for growing our consumer group is to offer high-quality, innovative products and services that provide demonstrable benefits. Our strategy for growing our sales network is to provide a meaningful business opportunity for those persons who demonstrate the ability to develop both a consumer group and a team of sales leaders.

History

As described above, we were incorporated in Nevada as Albero, Corp. on November 19, 2013. Our original business was to engage in horse breeding. In connection with the Share Exchange, our Board determined to discontinue operations in this area and to seek the new business opportunity prescribed by the acquisitions of Vitaxel and Vionmall. As a result of the Share Exchange, we have acquired the businesses of Vitaxel and Vionmall.

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Our authorized capital stock currently consists of 7,000,000,000 shares of Common Stock, par value $0.000001, and 100,000,000 shares of “blank check” preferred stock, par value $0.000001. Our Common Stock is quoted on the OTC Markets (OTCQB) under the symbol “VXEL.”

Our principal executive offices are located at Wisma Ho Wah Genting, No. 35, Jalan Maharajalela, 50150, Kuala Lumpur, Malaysia. Our telephone number is 603.2143.2889. Our website address is www.vitaxel.com.

Governmental Regulation

Many countries have either implemented new laws or made revisions to existing laws on direct selling in the last decade. Both developed and developing economies have realized the potential of the direct selling industry in light of the positive socio-economic impact of this sector – both directly and indirectly.

Along with the primary objective of regulating various fraudulent schemes, these countries have also enacted specific legislations largely self-monitored by local associations. Globally, these regulations relating to direct selling industry vary from country to country. Certain countries, including Malaysia, have enacted specific anti-pyramid laws to deal with frauds and abusive schemes, however, through specific regulations, they distinguish permissible MLM operations by direct selling companies. On the other hand, some countries primarily focus on consumer protection and strive to identify fraudulent schemes.

The substantive provisions governing direct selling businesses in various countries are founded on similar principles such as drafting a precise definition of direct selling business, pre-licensing of direct selling company, registration of direct sellers, stipulations governing activities and rewards/bonuses received by direct sellers, bans on entry fees, extensive buy-back policies and related matters.

The global level, direct selling industry self –regulates itself to maintain high levels of probity, integrity, corporate governance and consumer protection standards. Multiple direct selling companies from across the world have also joined forces to form direct selling associations which promote ethical business practices and prescribe a detailed code of ethics for the members, its sales representatives and customers. The code of conduct is a self –regulatory standard which regulates the varying interactions across the spectrum of direct sales that often exceeds local legal requirements.

The World Federation of Direct Selling Associations (“WFDSA”) is a non-governmental, voluntary organization globally representing the direct selling industry as a Federation of 60 national Direct Selling Associations (“DSA’s”) and one regional DSA – Federation of European DSA (Seldia). The “World Selling Code of Conduct” (‘the Code’) was published by the WFDSA for National DSA members. This Code establishes a standard framework for interaction between direct selling member companies, their direct sellers and consumers. The Code is a constantly evolving cornerstone of the direct selling industry’s commitment to ethical business practices and customer service. It is a mechanism that helps ensure that independent salespeople and customers are treated fairly and respectfully.

In order for a DSA to become a member of WFDSA, it must adopt the minimum standards set forth by the Code to the extent the requirements are consistent with the law in each particular country. Every DSA member company pledges to abide by the Code’s standards and procedures as a condition of admission and continued membership in a DSA. These Code of Ethics are enforced by an independent code administrator who is not connected with any member company. The code administrator will do everything possible to ensure Code compliance and where complaints exist, has the power to decide on remedies. All member companies agree to honor the administrator’s decisions. Broadly, the Code seeks to capture various aspects of a direct selling business which need to be regulated including use of misleading testimonials, misrepresentation of actual or potential earning claims or use of any exploitative and deceptive recruitment practices.

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The entire Code has been classified into three sections containing regulations in respect of:

•	Conduct for the Protection of Consumers

•	Conduct Between Companies and Direct Sellers

•	Conduct Between Companies.

Further, to help ensure legal compliance, the Code provides that new memberships should not be subject to significant monetary commitment either by way of entrance fees, training fees, purchases of sales kits or inventory loading. The companies take responsibility for consumer protection through provision of accurate information, product warranty and buyback offers. It ensures that member companies implement adequate mechanisms to address customer complaints with respect to their products and/or its sales representatives.

The Code is a self-regulation and not a law, therefore, does not restate all legal obligations. Compliance with local laws pertaining to direct selling by National DSA’s is a condition of acceptance by or continuance of membership in DSA. The Code also has a provision for an extra-territorial effect wherein every national DSA pledges that it will require each member to comply with the WFDSA World Codes of Conduct for Direct Selling with regard to direct selling activities outside of its home country, unless those activities are under the jurisdiction of Codes of Conduct of another country’s DSA to which the member also belongs.

Malaysia is a member of the WFDSA and has drafted a standard code of ethics for companies engaged in direct selling activities.

Regulations in Malaysia

In 1978, the Direct Selling Association of Malaysia was founded to promote the direct selling industry on a national and international level, as well as act as the de facto voice of the industry. Malaysia’s strong belief in business without borders and that direct selling is a source of empowerment of people across the globe, led to the enactment of an extensive legal regime governing business activities of direct selling companies in the form of the Direct Sales Act, 1993.

Over the years, the success of direct selling companies in Malaysia was accompanied by the rise of fraudulent activities such as pyramid and Ponzi schemes. In 2011, Malaysia amended the existing statute to rename it as the ‘Direct Sales and Anti-Pyramid Scheme Act (the “DSAPSA”). The key objectives of amending the existing law were to incorporate specific provisions governing sales achieved through electronic medium and regulations on legitimate multilevel marketing.

The DSAPSA provides for:

•	Licensing of direct sales activities for the protection of the consumer’s rights and interest;

•	Promotion and regulation of the growth and development of ethical direct sales activities; and

•	Prohibition of all activities involving pyramid schemes, chain distribution schemes or other similar schemes.

All door-to door sales and mail order selling (including selling by telephone) in Malaysia are subject to the DSAPSA which sets forth the conditions under which business may be conducted, defines requirements of direct sales contracts, identifies conditions under which licenses may not be granted or revoked and the punishment for fraud. The DSAPSA also provides for a cooling-off period of 10 days after the date of making a direct sales contract. The regulating authority is the ministry of Domestic Trade and Consumers Affairs.

The DSAPSA also stipulates that any person negotiating a door-to door sale will have to produce an identification card and authority card. This protects consumers from fraudulent schemes. In Malaysia, direct sellers are treated as independent contractors. The following types of marketing plans are presently covered under the provisions of the DSAPSA:

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•	Door-to-door sales (Multilevel marketing plan/ Single marketing plan)

•	Mail Order sales

•	Sales through electronic transactions.

There is no prohibition on the sales of specific products. However, direct selling companies wanting to introduce new products must seek prior approval from the relevant authority before distributing the products. Also, all health products must be registered with the Drug Control Authority, Ministry of Health, before they can be sold through this mode.

The Direct Selling Association of Malaysia (“DSAM”)

The DSAM functions at the societal level to create and maintain an environment that is conductive to the growth and stability of the direct selling industry in Malaysia. Established in 1978 as a national trade association, it is led by a President and Vice-President and 7 committee members, all of whom are elected by member companies. In addition to the cooperation extended by member companies, the DSAM works closely with the Ministry of Domestic Trade, Co-operatives & Consumerism, Ministry of Finance, Ministry of Health, other government bodies and trade associations to achieve common goals. The DSAM Code of Conduct is an example of self-regulation. It is a strict and effective code of conduct implemented worldwide, and endorsed by the Ministry of Domestic Trade, Cooperatives & Consumerism.

Competition and Competitive Strengths

The categories of travel, entertainment and lifestyle products and services are very competitive and are available through many channels including those of direct selling and the Internet. We try to differentiate ourselves from our competitors through our member focus on the consultative and educational nature of the sales process and the contact that our members have with their customers.

We are subject to competition for the recruitment of members from other network marketing organizations, including those that market similar products and services as well as other types of products and services. Our ability to remain competitive depends on having relevant products that meet consumer needs, a rewarding compensation plan, and a financially viable company.

As a company, we believe that the direct selling channel is an effective way to sell our products and services. We believe that the direct-selling channel is ideally suited to marketing our products and services because demand for travel, entertainment and lifestyle products and services is strengthened by ongoing personal contact and education between members and their customers. In addition, our members consume our products and services themselves, and therefore can provide first-hand testimonials about our products and services, which can serve as a powerful sales tool.

Our business model enables us to grow our business with moderate investment in our infrastructure and fixed costs. We incur no direct incremental cost to add a new member in our existing markets or add additional products and services to our product and service mix, and our member compensation varies directly with sales. Furthermore, we can readily increase production and distribution of our products and services as a result of having access to numerous third party relationships.

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Employees

As of January 1, 2016, we had approximately 28 employees, all of which were located in Malaysia. These numbers do not include our members, who are independent contractors. None of our employees are members of any labor union, and we have never experienced any business interruption as a result of any labor disputes.

Description of Properties

Our principal executive offices are currently located at Wisma Ho Wah Genting, No. 35, Jalan Maharajalela, 50150, Kuala Lumpur, Malaysia, where the Company leases approximately 8,420 square feet at a monthly rental of RM7,000 (approximately US$1,597). We have other office leases as follows:

Property address	Square feet	Monthly Rent

Unit No 108, Bangunan Cheong Wing Chan, No 41-51, Jalan Maharajalela, Kuala Lumpure, Malaysia	780	RM1,560 (approximately US$356)

No 16B, Jalan Yeop Abdul Rani, 30300 Ipoh, Perak, Malaysia	3,150	RM1,400 (approximately US$319)

No 34-A, Jalan Gaya 25, Taman, Gaya, 81800 Ulu Tiram, Johor, Malaysia	1,200	RM1,200 (approximately US$274)

No 31 & 33, Ground & Mezzanine Floor, Wisma Malaysia-Beijing, Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia	9,170	RM14,000 (approximately US$3,194)

We believe our facilities are adequate for our current needs.

We do not own any real property.

RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. WE FACE A VARIETY OF RISKS THAT MAY AFFECT OUR OPERATIONS OR FINANCIAL RESULTS AND MANY OF THOSE RISKS ARE DRIVEN BY FACTORS THAT WE CANNOT CONTROL OR PREDICT. BEFORE INVESTING IN THE SECURITIES YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS, TOGETHER WITH THE FINANCIAL AND OTHER INFORMATION CONTAINED IN THIS REPORT. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK WOULD LIKELY DECLINE AND YOU MAY LOSE ALL OR A PART OF YOUR INVESTMENT. ONLY THOSE INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD CONSIDER AN INVESTMENT IN OUR SECURITIES.

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THIS REPORT CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS REPORT, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

If any of the following or other risks materialize, the Company’s business, financial condition, and results of operations could be materially adversely affected which, in turn, could adversely impact the value of our Common Stock. In such a case, investors in our Common Stock could lose all or part of their investment.

Prospective investors should consider carefully whether an investment in the Company is suitable for them in light of the information contained in this Report and the financial resources available to them. The risks described below do not purport to be all the risks to which the Company or the Company could be exposed. This section is a summary of certain risks and is not set out in any particular order of priority. They are the risks that we presently believe are material to the operations of the Company. Additional risks of which we are not presently aware or which we presently deem immaterial may also impair the Company’s business, financial condition or results of operations.

Risks Related to our Business and the Industry in Which We Operate

We have a limited operating history upon which investors can evaluate our future prospects.

Vitaxel was formed in August 2012 and did not conduct any material operations until February 2015. Vionmall was formed in September 2015 and its initial online shopping platform first became operational in January 2016. As an early stage company, it is difficult for our management and our investors to accurately forecast and evaluate our future prospects and our financial results. Our operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to our business in particular. An investment in an early stage company such as ours involves a degree of risk, including the possibility that entire investment may be lost. The risks include, but are not limited to, the possibility that we will not be able to develop expected marketing and distribution channels, attract sufficient numbers of team leaders and members, or products and/or services which will be accepted in the market. To successfully introduce and market our products and services, we must establish brand name recognition and competitive advantages for our products and services. There are no assurances that we can successfully address these challenges. If we are unsuccessful, we and our business, financial condition and operating results will be materially and adversely affected.

We will rely on third parties to develop the products and services which we offer and sell.

We will not manufacture or develop the products and services which we offer and sell. Therefore, our success will substantially depend upon our ability to develop, maintain and expand our strategic relationships with manufacturers and service suppliers. Any impairment in our relationship with these manufacturers and suppliers could have a material adverse effect on our business, results of operations, cash flow and financial condition. There can be no assurance that we will be able to retain these relationships on commercially reasonable terms, if at all.

We will need to protect our trademark rights to prevent competitors taking advantage of our goodwill.

We believe that the protection of our trademark rights is an important factor in product recognition, protecting our brand, maintaining goodwill, and maintaining or increasing market share. We currently have trademarks that we have filed to register the Live Better mark and may expend substantial cost and effort in an attempt to register new trademarks and maintain and enforce our trademark rights. See “Business – Intellectual Property.” If we do not adequately protect our rights in our trademarks from infringement, any goodwill that we have developed in those trademarks could be lost or impaired.

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Third parties may claim that the sale or promotion of our products, when and if we have any, may infringe on the trademark rights of others. If we become involved in any dispute regarding our trademark rights, regardless of whether we prevail, we could be required to engage in costly, distracting and time-consuming litigation that could harm our business. If the trademarks we use are found to infringe upon the trademark of another company, we could be liable for damages and be forced to stop using those trademarks, and as result, we could lose all the goodwill that has been developed in those trademarks.

Our products and services may not be accepted in the market.

We cannot be certain that the products and services which we may determine to market and sell will achieve or maintain market acceptance. Market acceptance of our products and services depends on many factors, including our ability to convince our distributors and customers that our products and services are an attractive alternative to competing products and services, supply and service sufficient quantities of products directly or through marketing alliances, and price products and services competitively.

If we are unable to retain our existing members and recruit additional members, our revenue will not increase and may even decline.

Our products and services will be primarily marketed by our members and we will depend on them to generate a significant portion of our revenues. Our members may terminate their services at any time, and, like most direct selling companies, we will experience relatively high turnover among our members from year to year. People who join us to purchase our products for personal consumption or for short-term income goals frequently will only stay with us for a short time. Team leaders who have committed time and effort to build a sales organization will generally stay for longer periods. Our members have and will have highly variable levels of training, skills and capabilities. To increase our revenue, we must increase the number of and/or the productivity of our members.

If our initiatives do not drive growth in the number of our members our operating results could be harmed. While we take and will continue to take many steps to help train, motivate and retain our members, we cannot accurately predict how the number and productivity of our members may fluctuate because we rely primarily upon our team leaders and other members to find new consumers, and to find, train and develop new sales leaders and other members. Our operating results could be harmed if we, and our team leaders, do not generate sufficient interest in our business and or products and services to retain and motivate our existing members and attract new members to join our us.

The number and productivity of our members could be harmed by several additional factors, including:

•	any adverse publicity regarding us, our products and services, our distribution channels, or our competitors;

•	lack of interest in, dissatisfaction with, or the technical failure of, existing or new products and services;

•	lack of compelling products or services or income opportunities that generate interest;

•	any negative public perception of our products and services;

•	any negative public perception of our members and the direct selling industry in general;

•	our actions to enforce our policies and procedures;

•	any regulatory actions or charges against us or others in our industry;

•	general economic and business conditions; and

•	potential saturation or maturity levels in a given country or market which could negatively impact our ability to attract and retain members in such market.

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Laws and regulations may prohibit or severely restrict direct selling and cause our revenue and profitability to decline, and regulators could adopt new regulations that harm our business.

Various government agencies throughout the world regulate direct sales practices. Laws and regulations in certain of the jurisdictions in which we operate and expect to operate are particularly stringent and subject to broad discretion in enforcement by regulators. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes, often referred to as “pyramid” schemes, that compensate participants primarily for recruiting additional participants without significant emphasis on product sales of products and services to consumers. The laws and regulations in our current markets often:

•	impose order cancellations, product returns, inventory buy-backs and cooling-off rights for our members and consumers;

•	require us, or our members, to register with government agencies;

•	impose limits on the amount of sales compensation we can pay;

•	impose reporting requirements; and

•	require that we ensure, among other things, that our sales force maintain levels of product and service sales to qualify to receive commissions and that our members are compensated for selling products and not for recruiting others.

Complying with these widely varying and sometimes inconsistent rules and regulations can be difficult, time-consuming and expensive, and may require significant resources. The laws and regulations governing direct selling are modified from time to time, and, like other direct selling companies, we will be subject from time to time to government investigations in our various markets related to our direct selling activities. This can require us to make changes to our business model and aspects of our sales compensation plan in the markets impacted by such changes and investigations. In addition, countries where we currently do business or expect to do business could change their laws or regulations to prohibit direct selling. If we are unable to continue business in existing markets or commence operations in new markets because of these laws, our revenue and profitability may decline.

Challenges to the form of our network marketing system could harm our business.

We may be subject to challenges by government regulators regarding the form of our network marketing system. Legal and regulatory requirements concerning the direct-selling industry generally do not include “bright line” rules and are inherently fact-based and subject to interpretation. As a result, regulators and courts have discretion in their application of these laws and regulations, and the enforcement or interpretation of these laws and regulations by government agencies or courts can change. We are aware of ongoing investigations against other companies in the direct selling industry. An adverse ruling in these investigations could impact our business if direct selling laws or anti-pyramid laws are interpreted more narrowly or in a manner that results in additional burdens or restrictions on direct selling companies. We could also be subject to challenges by private parties in civil actions. We are aware of recent civil actions against some of our competitors, which have and may in the future result in significant settlements. Allegations directed at our competitors regarding the legality of multi-level marketing in various markets have also created intense public scrutiny of our industry. Our business is subject to formal and informal inquiries from various government regulatory authorities regarding our business and our compliance with local laws and regulations. All of these actions and any future government scrutiny of us or our industry could generate negative publicity or further regulatory actions that could result in fines, restrict our ability to conduct our business in our various markets, enter into new markets, motivate our sales force and attract consumers.

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Changes to our sales compensation plans could be viewed negatively by some of our members, could fail to achieve desired long-term results and have a negative impact on revenue.

We expect to modify components of our sales compensation plans from time to time to keep our sales compensation plans competitive and attractive to our existing members and people interested in joining us as members, to address changing market dynamics, to provide incentives to our sales force that we believe will help grow our business, to conform to local regulations and to address other business needs. Because of the size of our member base and the complexity of our sales compensation plans, it is difficult to predict how such changes will be viewed by our members and whether such changes will achieve their desired results.

Adverse publicity concerning our business, marketing plan, products and services or people could harm our business and reputation.

Expected growth in our member base and consumers and our results of operations can be particularly impacted by adverse publicity regarding us, the nature of our direct selling business model, our products and services or the actions of our members and employees. Given the nature of our operations and our continuous need to recruit and retain consumers and members, we are particularly vulnerable to adverse publicity. Specifically, we are susceptible to adverse publicity concerning:

•	suspicions about the legality and ethics of network marketing;

•	regulatory investigations of us, our competitors and our respective products and services;

•	the actions of our current or former members and employees; and

•	public perceptions of the direct selling industry or the travel, entertainment and lifestyle industry generally.

Critics of our industry and individuals who want to pursue an agenda may, in the future, utilize the Internet, the press and other means to publish criticisms of the industry, our company and our competitors, or make allegations regarding our business and operations, or the business and operations of our competitors. We or others in our industry may receive similar negative publicity or allegations in the future, and it may harm our business and reputation.

Our ability to conduct business in international markets may be affected by political, legal, tax and regulatory risks.

Our ability to capitalize on growth in international markets is exposed to risks associated with our international operations, including:

•	the possibility that a foreign government might ban or severely restrict our business method of direct selling, or that local civil unrest, political instability or changes in diplomatic or trade relationships might disrupt our operations in an international market;

•	the lack of well-established or reliable legal systems in certain areas where we operate or expect to operate;

•	the presence of high inflation in the economies of international markets in which we operate or expect to operate;

•	the possibility that a government authority might impose legal, tax or other financial burdens on us or our sales force, due, for example, to the structure of our operations in various markets;

•	the possibility that a government authority might challenge the status of our sales force as independent contractors or impose employment or social taxes on our sales force; and

•	the possibility that governments may impose currency remittance restrictions limiting our ability to repatriate cash.

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We depend on our key personnel, and the loss of the services provided by any of our executive officers or other key employees could harm our business and results of operations.

Our success depends to a significant degree upon the continued contributions of our senior management and other key employees, many of whom would be difficult to replace. Our senior management and key employees may voluntarily terminate their employment with us at any time. In addition, we need to continue to attract and develop qualified management personnel to sustain growth in our markets. If we are not able to successfully retain existing personnel and identify, hire and integrate new personnel, our business and growth prospects could be harmed.

The inability of our products and services and other initiatives to gain or maintain sales force and market acceptance could harm our business.

Our operating results could be adversely affected if our products and services, business opportunities, and other initiatives do not generate sufficient enthusiasm and economic benefit to retain our existing consumers and sales force or to attract new consumers and people interested in joining our sales force. Potential factors affecting the attractiveness of our products and services, business opportunities, and other initiatives include, among other items, perceived product and service quality, product and service exclusivity or effectiveness, economic success in our business opportunity, adverse media attention or regulatory restrictions on claims.

In addition, our ability to develop and introduce new products and services could be impacted by, among other items, government regulations, the inability to attract and retain qualified development staff, the termination of third-party collaborative arrangements, intellectual property of competitors that may limit our ability to offer innovative products and services or that challenge our own intellectual property, and difficulties in anticipating changes in consumer tastes and buying preferences.

One of the challenges we face is keeping our members motivated and actively engaged in business building activities and in developing new members. There can be no assurance that our initiatives will generate excitement among our sales force in the long-term or that planned initiatives will be successful in maintaining sales force activity and productivity or in motivating members to remain engaged in business building and developing new members. Some initiatives may have unanticipated negative impacts on our sales force, particularly changes to our sales compensation plans. The introduction of a new product, service or key initiative can also negatively impact other product or service lines to the extent our team leaders focus their efforts on the new product, service or initiative. In addition, if any of our products or services fails to gain acceptance, we could see an increase in returns.

Government authorities may question our tax or customs positions or change their laws in a manner that could increase our effective tax rate or otherwise harm our business.

As a U.S. company doing business globally, we are subject to all applicable tax and customs laws, including those relating to intercompany pricing regulations and transactions between our corporate entities in the jurisdictions in which we do business. We expect that periodically we will be audited by tax and customs authorities around the world. If authorities challenge our tax or customs positions, including those regarding transfer pricing and customs valuation and classification, we may be subject to penalties, interest and payment of back taxes or customs duties. Since tax rates vary from country to country, any tax assessments might also impact our ability to fully utilize foreign tax credits on our U.S. consolidated tax return. The tax and customs laws in each jurisdiction are continually changing and are further subject to interpretation by the local government agencies. Despite our best efforts to be aware of and comply with tax and customs laws, including changes to and interpretations thereof, there is a potential risk that the local authorities may argue that we are out of compliance. Such situations may require that we defend our positions and/or adjust our operating procedures in response to such changes. Any or all of these potential risks may increase our effective tax rate or otherwise harm our business.

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Our markets are intensely competitive and market conditions and the strengths of competitors may harm our business.

The markets for our products and services are intensely competitive. Our results of operations may be harmed by market conditions and competition in the future. Many competitors have much greater name recognition and financial resources than we have, which may give them a competitive advantage.

We also compete with other direct selling companies to attract and retain our sales force and consumers. Some of these competitors have longer operating histories and greater visibility, name recognition and financial resources than we do. Some of our competitors may adopt some of our business strategies, including our global sales compensation plan. Consequently, to successfully compete in this industry, and attract and retain our sales force and consumers, we must ensure that our business opportunities and sales compensation plans are financially rewarding. We believe we have significant competitive advantages, but we cannot assure that we will be able to continue to successfully compete in this industry.

Any failure of our internal controls over financial reporting or our compliance efforts could harm our stock price and our financial and operating results or could result in fines or penalties.

We have implemented internal controls to help ensure the accuracy of our financial reporting and have implemented compliance policies and programs to help ensure that our employees and sales force comply with applicable laws and regulations. We regularly assess the effectiveness of our internal controls. There can be no assurance, however, that our internal or external assessments and audits will identify all significant or material weaknesses in our internal controls. Any failure to correct a weakness in internal controls could result in the disclosure of a material weakness. If a material weakness results in a material misstatement in our financial results, we may also have to restate our financial statements.

From time to time, we may initiate further investigations into our business operations based on the results of our internal and external audits or on complaints, questions or allegations made by employees or other parties regarding our business practices and operations. In addition, our business and operations may be investigated by applicable government authorities. In the event any of these investigations identify material violations of applicable laws by our employees or our sales force, we could be subject to adverse publicity, fines, penalties or loss of licenses or permits.

Cyber security risks and the failure to maintain the integrity of company, employee, sales force or guest data could expose us to data loss, litigation and liability, and our reputation could be significantly harmed.

We will collect and retain large volumes of company, employee, sales force and guest data, including credit card numbers and other personally identifiable information, for business purposes, including for transactional and promotional purposes, and our various information technology systems enter, process, summarize and report such data. The integrity and protection of this data is critical to our business. We are subject to significant security and privacy regulations, as well as requirements imposed by the credit card industry. Maintaining compliance with these evolving regulations and requirements could be difficult and may increase our expenses. In addition, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss or fraudulent or unlawful use of company, employee, sales force or guest data which could harm our reputation, disrupt our operations, or result in remedial and other costs, fines or lawsuits.

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Some of the markets in which we operate may become highly inflationary, which could negatively impact our financial position, results of operations or cash flows.

In some of our markets, we face risks associated with high levels of inflation. High levels of inflation and currency devaluations in any of our markets could negatively impact our balance sheet and results of operations.

Some of the markets in which we operate have currency controls in place, which may restrict our repatriation of cash.

If foreign governments restrict transfers of cash out of their country and control exchange rates, we may be limited as to the timing and amount of cash we can repatriate and may not be able to repatriate cash at beneficial exchange rates, which could have a material adverse effect on our financial position, results of operations or cash flows.

Risks Related to our Financial Condition

We have a history of losses and we may not achieve or sustain profitability in the future.

We have incurred losses since our inception. We anticipate that our operating expenses will increase in the foreseeable future as we continue to invest to grow our business, engage new members, and develop our e-commerce platform. These efforts may prove more expensive than we currently anticipate, and we may not succeed in generating sufficient revenues to offset these higher expenses. If we are unable to do so, the Company and its business, financial condition and operating results could be materially and adversely affected.

Our operating losses raise substantial doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

Our historical operating losses and lack of revenues to support our cost structure raise substantial doubt about our ability to continue as a going concern. If we do not generate revenues, do not achieve profitability and do not have other sources of financing for our business, we may have to curtail or cease our development plans and operations, which could cause investors to lose the entire amount of their investment.

Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.

Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Securities and Exchange Commission and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.

Investment Risks

You could lose all of your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value. You could lose your entire investment.

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You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of our Units offered hereby. The Company will be authorized to issue an aggregate of 7,000,000,000 shares of Common Stock and 100,000,000 shares of “blank check” preferred stock. We may issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the Common Stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise prices) below the price you paid for your stock.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or share exchange of the Company.

Our Board of Directors will be authorized to issue up to 100,000,000 shares of preferred stock with powers, rights and preferences designated by it. See “Preferred Stock” in the section of this Report titled “Description of Securities.” Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

There currently is no public market for our Common Stock and there can be no assurance that a public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our Common Stock and make it difficult or impossible for you to sell your shares.

There is currently no public market for shares of our Common Stock and one may never develop. Our Common Stock is quoted on the OTC Markets. The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our Common Stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our Common Stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our Common Stock may not be sufficiently widely held; we may not be able to secure market makers for our Common Stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our Common Stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our Common Stock is otherwise rejected for listing, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our Common Stock could suffer and the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility.

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Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our Common Stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our Common Stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, the shares of our Common Stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of our Common Stock. This would also make it more difficult for us to raise capital.

We do not anticipate paying dividends on our Common Stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of Common Stock. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

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Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act, the Exchange Act and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our Board of Directors and management, and increases our expenses. Among other things, we are required to:

•	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	maintain policies relating to disclosure controls and procedures;

•	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

•	institute a more comprehensive compliance function, including with respect to corporate governance; and

•	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders is expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our Board of Directors, particularly directors willing to serve on an audit committee which we expect to establish.

***

The risks above do not necessarily comprise all of those associated with an investment in the Company. This Report contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this Report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Form 8-K,that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

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As a result of the Share Exchange and the change in business and operations of the Company, from engaging in the business of horse breeding to the business of multi-level marketing and selling of travel, entertainment and lifestyle products and services, a discussion of the past financial results of Albero, Corp. is not pertinent, and under generally accepted accounting principles in the United States the historical financial results of Vitaxel and Vionmall, the accounting acquirers, prior to the Share Exchange are considered the historical financial results of the Company.

The following discussion highlights Vitaxel’s results of operations and the principal factors that have affected its financial condition as well as its liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the financial condition and results of operations presented herein. The following discussion and analysis is based on Vitaxel’s audited and unaudited financial statements contained in this Report, which have been prepared in accordance with generally accepted accounting principles in the United States. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited consolidated financial statements for the fiscal years ended December 31, 2014 and 2013, and the unaudited consolidated financial statements for the nine month periods ended September 30, 2015 and 2014, include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the consolidated results of operations for such periods have been included in these audited consolidated financial statements. All such adjustments are of a normal recurring nature.

Overview

Vitaxel

Results of Operations

The following discussion should be read in conjunction with the financial statements of Vitaxel for the three-month period and nine-month periods ended September 30, 2015 and 2014, the fiscal years ended December 31, 2014 and 2013 and the related notes thereto.

Three-month period ended September 30, 2015 compared to three-month period ended September 30, 2014

Revenue

We have recognized $897,995 and $4,100 revenue for the three months ended September 30, 2015 and 2014, with an increase of $893,895, or approximately 21,802%

The significant increase for the three months ended September 30, 2015 occurred because we started our large scale sales of products in November 2014. Hence, there was minimal sales made during the three months ended September 30, 2014.

Cost of Sales

Cost of sales for the three months ended September 30, 2015 was $755,399, compared to $2,680 for the three months ended September 30, 2014, an increase of $752,719, or 28,087%.

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Gross Profit

Gross profit was $142,596 for the three months ended September 30, 2015, compared to $1,420 for the three months ended September 30, 2014, an increase of $141,176, or 9,942%.

Operating Expenses

For the three months ended September 30, 2015, we incurred total operating expenses in the amount of $336,740, composed of selling expenses of $4,833 and general and administrative expenses totaling $331,907. For the three months ended September 30, 2014, we incurred total operating expenses in the amount of $108,882, which mainly comprised selling expenses of $1,481 and general and administrative expenses totaling $107,401. The total operating expenses increased by $227,858, or 209%.

Nine-month period ended September 30, 2015 compared to nine-month period ended September 30, 2014

Revenue

We have recognized revenue of $1,751,536 and $8,589 for the nine months ended September 30, 2015 and 2014, with an increase of $1,742,947, or approximately 20,293%.

The significant increase for the nine months ended September 30, 2015 occurred because we started our large scale sales of products in November 2014. Hence, there was minimal sales made during the three months ended September 30, 2014.

Cost of Sales

Cost of sales for the nine months ended September 30, 2015 was $1,678,124, compared to $5,304 for the nine months ended September 30, 2014, an increase of $1,672,820, or 31,539%.

Gross Profit

Gross profit was $73,412 for the nine months ended September 30, 2015, compared to $3,285 for the nine months ended September 30, 2014, an increase of $70,127, or 2,135%.

Operating Expenses

For the nine months ended September 30, 2015, we incurred total operating expenses in the amount of $732,230, composed of selling expenses of $6,739 and general and administrative expenses totaling $725,491. For the nine months ended September 30, 2014, we incurred total operating expenses in the amount of $242,094, which mainly comprised selling expenses of $2,039 and general and administrative expenses totaling $240,055. The total operating expenses increased by $490,136, or 202%.

For the year ended December 31, 2014 and the period from August 10, 2012 (inception) to December 31, 2013

Revenue

We recognized $55,561 and $0 revenue for the year ended December 31, 2014 and the period from August 10, 2012 (inception) to December 31, 2013.

We had no operations in 2013, and started our large scale sales of products in November 2014. Hence, there was minimal sales made during the year of 2014.

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Cost of Sales

Cost of sales for the year ended December 31, 2014 was $26,885, compared to $0 for the period from August 10, 2012 (inception) to December 31, 2013.

Gross Profit

Gross profit was $28,676 for the year ended December 31, 2014, compared to $0 for the period from August 10, 2012 (inception) to December 31, 2013.

Operating Expenses

For the year ended December 31, 2014, we incurred total operating expenses in the amount of $576,703, composed of selling expenses of $151,371 and general and administrative expenses totaling $425,332. For the period from August 10, 2012 (inception) to December 31, 2013, we have incurred total operating expenses in the amount of $506,224, which was composed of selling expenses of $406,814 and general and administrative expenses totaling $99,410. Despite the decrease of $255,443, or 63% for the selling expenses, the increase of $325,922, or 328%, caused total operating expenses to increase by $41,803, or 8%.

Liquidity and Capital Resources

As of September 30, 2015, we had a cash balance of $514,925. During the nine months ended September 30, 2015, net cash generated from operating activities totaled $516,644. Net cash used in investing activities totaled $19,626. Net cash repaid in financing activities during the period totaled $146,610. The resulting change in cash for the period was an increase of $485,701, which was primarily due to cash in from other payables. As of September 30, 2014, we had a cash balance of $7,674. During the nine months ended September 30, 2014, net cash used in operating activities totaled $263,016. Net cash used in investing activities totaled $26,040. Net cash provided by financing activities during the period totaled $295,581. The resulting change in cash for the period was an increase of $6,763, which was primarily due to cash in from shareholders.

As of December 31, 2014, we had a cash balance of $29,224. During the year ended December 31, 2014, net cash used in operating activities totaled $368,311. Net cash used in investing activities totaled $27,725. Net cash provided by financing activities during the period totaled $425,940. The resulting change in cash for the period was an increase of $28,313, which was primarily due to the cash in from shareholders. Compare to December 31, 2013, we had a cash balance of $911. During the period from August 10, 2012 (inception) to December 31, 2013, net cash used in operating activities totaled $672,141. Net cash used in investing activities totaled $770. Net cash provided by financing activities during the period totaled $673,867. The resulting change in cash for the period was an increase of $911, which was primarily due to the proceeds from shares issued since incorporation.

As of September 30, 2015, we had current liabilities of $1,491,986, which was composed of amounts due to shareholders of $406,113, deferred revenue of $143,306, and accrued liabilities of $942,567.

As of December 31, 2014, we had current liabilities of $588,349, which was composed of amounts due to shareholders of $567,640, amounts due to director of $11,131, and accrued liabilities of $9,578.

As of December 31, 2013, we had current liabilities of $189,427, which was composed of amounts due to director of $185,172, and accrued liabilities of $4,255.

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We had net liabilities of $919,543, $493,479 and $10,017 as of September 30, 2015, December 31, 2014 and December 31, 2013, respectively.

The Company has incurred losses since its inception resulting in an accumulated deficit of $1,762,457 as of September 30, 2015 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These risk factors include, but are not limited to:

•	our ability to raise additional funding;
•	the results of our proposed operations.

Vionmall

Vionmall was incorporated on September 22, 2015. Vionmall had no activities during the period from September 22, 2015 (inception) to September 30, 2015.

Going Concern Consideration

Our operations and financial results are subject to numerous various risks and uncertainties that could adversely affect our business, financial condition and results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Critical Accounting Policies and Estimates

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

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ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of September 30, 2015, December 31, 2014 and December 31, 2013.

Revenue Recognition

Sales of power generation system in conjunction of system installation are recognized under accounting for construction-type contracts, using the completed contract method. Accordingly, revenue is recognized upon the completion of the construction, provided persuasive evidence of an arrangement exists, title and risk of loss has transferred, the fee is fixed and determinable, and collection is reasonably assured. We provide for any loss that we expect to incur on these contracts when that loss is probable.

Recent Accounting Pronouncements

In July 2015, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which modifies existing requirements regarding measuring inventory at the lower of cost or market. Under existing standards, the market amount requires consideration of replacement cost, net realizable value (NRV), and NRV less an approximately normal profit margin. The new ASU replaces market with NRV, defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This eliminates the need to determine and consider replacement cost or NRV less an approximately normal profit margin when measuring inventory. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company is currently assessing this ASU’s impacts on the Company’s consolidated results of operations and financial condition.

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a VIE, and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. The Company is currently assessing the impact of the adoption of this guidance on the consolidated financial statements.

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In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements— Going Concern (Subtopic 205-40). This standard is intended to define management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The amendments contained in this ASU apply to all companies and not-for-profit organizations. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company is currently assessing this ASU’s impact on the Company’s consolidated results of operations and financial condition.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle the ASU includes provisions within a five step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) an entity satisfies a performance obligation. The standard also specifies the accounting for some costs to obtain or fulfill a contract with a customer and requires expanded disclosures about revenue recognition. The standard provides for either full retrospective adoption or a modified retrospective adoption by which it is applied only to the most current period presented. This ASU is effective January 1, 2017. The Company is currently assessing this ASU’s impact on the Company’s consolidated results of operations and financial condition.

The Company believes that there were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

Off-Balance Sheet Arrangements

The Company did not engage in any “off-balance sheet arrangements” (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of December 31, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

Pre-Share Exchange

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of January 18, 2016, prior to the Share Exchange, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, the persons named in the table below had sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

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Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)
Andriy Berezhnyy 22 Mount Davys Road, Cullybacky, Ballymena Co. Antrim, Northern Ireland BT421JH	3,000,000 shares (direct)	78.43%

All directors and executive officers as a group (1 person)	3,000,000	78.43%

(1)	Applicable percentage ownership is based on 3,825,000 shares of Common Stock outstanding as of January 18, 2016.

Post-Share Exchange

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of January 18, 2016, after the Share Exchange, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Share Exchange, to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Vitaxel Group Limited, Wisma Ho Wah Genting, No. 35, Jalan Maharajalela, 50150, Kuala Lumpur, Malaysia.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)

Directors and Executive Officers
Lim Wee Kiat	131,250 shares (direct)	3.43%
Leong Yee Ming	525,000 shares (direct)	13.73%
Yee Hing Yip	0 shares	N/A
Lim Boon Seng	0 shares	N/A
Lee Wei Boon	0 shares	N/A
All directors and executive officers as a group (5 persons)	656,250 shares	17.16%

5% Shareholders
Lim Chun Yen	1,916,250 shares (direct)	50.1%

* Less than 1%

(1) Applicable percentage ownership is based on 3,825,000 shares of Common Stock outstanding as of January 18, 2016.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Share Exchange:

Name	Age	Position	Date Named to Board of Directors/as Executive Officer
Lim Wee Kiat	35	Chairman (Director), President and Secretary	January 18, 2016
Leong Yee Ming	47	Chief Executive Officer and Director	January 18, 2016
Lee Wei Boon	43	Chief Financial Officer and Treasurer	January 18, 2016
Lim Boon Seng	51	Chief Operating Officer	January 18, 2016
Yee Hing Yip	45	Vice President - Marketing	January 18, 2016

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during at least the past five years for our executive officers and directors is as follows:

Lim Wee Kiat – Chairman of the Board of Directors, Director, President and Secretary

Lim Wee Kiat has served as our Chairman, President, Secretary and as a Director since January 18, 2016. He has more than 10 years business experience with 5 years in the area of multi-level marketing and management. He has served as a Director and as President for Vitaxel since December 2013. From June 2010 to the present, he has served as Executive Director for Ho Wah Genting Berhad in Kuala Lumpur, Malaysia (“Ho Wah Genting”), a public Malaysian corporation where his responsibilities include implementation of strategies, policies and decisions. From December 2013 to the present he has served in Kuala Lumpur, Malaysia as Vitaxel’s Chief Executive Officer. From April 2008 until March 2014 he served in Kuala Lumpur, Malaysia as Executive Director for HWG Tin Mining SDN BHD, a subsidiary of Ho Wah Genting. From June 2011 until August 2013 he served in Kuala Lumpur, Malaysia as a Non-Executive Director for Connectcounty Holdings Berhad and from February 2014 until December 2014 as its Deputy Chief Executive Officer. He is a graduate of the University of Nottingham (United Kingdom) where he received a Bachelor of Science Degree in Computing and Information Systems in 2003.

Leong Yee Ming – Director and Chief Executive Officer

Leong Yee Ming has served as our Chief Executive Officer and as a Director since January 18, 2016. He has more than 28 years of business experience in the area of multi-level marketing which has included the founding of an international multi-level marking company, acting as an independent distributor and management level experience. From November 2015 through the present, he has also served as the Chief Executive Officer for Vitaxel. From December 2013 until May 2015 he served in Hong Kong as Chief Executive Officer for Grande Life, Inc. and Grand Legacy, Inc., corporations engaged in relationship marketing and lifestyle programs which he co-founded. From February 2011 until November 2013 he was a strategic consultant for MLM Co., in Asia and the United States. From April 2009 until January 2011 he was a Pioneer Leader/1st Diamond Executive in Kuala Lumpur, Malaysia for Asia – Velocity International Inc. From May 2005 until January 2009 he was the Chief Operating Officer for Gano iTouchLife Worldwide Inc., a company which he co-founded in Singapore. From December 2002 until March 2005 he was a Pioneer Leader, International Systems Trainee and 8-Star Distributor for Tiens Health Development SDN BHD in Kuala Lumpur, Malaysia. From May 1997 until December 1999 he was the Group Retail Manager in Kuala Lumpur, Malaysia for Giraffe World (M) SDN BHD and from September 1987 until August 1989 was an Independent Distributor for Amway in Kuala Lumpur, Malaysia, on a part time basis.

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Lee Wei Boon – Chief Financial Officer and Treasurer

Lee Wei Boon has served as our Chief Financial Officer and Treasurer since January 18, 2016. He has more than 17 years of experience in various finance, taxation, accounting and information systems capacities. From May 2015 until the present he has also served as Vitaxel’s Finance Manager and since January 1, 2016 has served as Vitaxel’s Chief Financial Officer. From October 2011 until April 2015 he served in Penang, and Selangor, Malaysia as the Assistant Vice President – Finance for Kensortium Logistik Berhad, a transportation/logistics company. From December 2005 until October 2011 he served in Penang, Malaysia as an accountant for WD Media (Malaysia) SDN. From October 2001 until December 2005 he served in Penang, Malaysia as a senior consultant for KarenSoft Solutions SDN BHD. From August 1998 until September 2001 he served in Penang, Malaysia, Singapore, and Kuala Lumpur, Malaysia in various accounting capacities for Select Metal Industries(M) SDN BHD, See Hup Seng Limited and L&R Trading and Transport SDN BHD. He received an Associate Diploma in Computing in 1995 from the University of Southern Queensland (Australia), a Bachelor of Commerce Degree in Accounting in 1999 from the University of Southern Queensland (Australia) and a Masters Degree in Business Administration in 2012 from the University Utara (Malaysia).

Lim Boon Seng – Chief Operating Officer

Lim Boon Seng has served as our Chief Operating Officer since January 18, 2016. He has more than 25 years of experience in operations and marketing capacities. His expertise includes the training of distributors and team leaders. He has served as Vitaxel’s Chief Marketing Officer since February 2015, as Vitaxel’s Chief Operating Officer since January 1, 2016 and as a Director for Vionmall since November 2015. From June 2013 until December 2014 he worked in Kuala Lumpur, Malaysia for Country Farm Organics as a shop owner. From February 2009 until December 2013 he worked in Kuala Lumpur, Malaysia for MegaPlus Marketing. From May 2002 until January 2009 he worked in Kuala Lumpur, Malaysia for Unicity Marketing SDN BHD as a sales and marketing director. From April 2000 until April 2002 he worked in Kuala Lumpur, Malaysia for Alona Marketing & Training as a general manager. From June 1997 until March 2000 he worked in Kuala Lumpur, Malaysia for NTI Networks SDN BDN, a company which he founded. He worked from March 1992 until June 1997 in Kuala Lumpur, Malaysia for Seiton(M) SDN BHD, a company which he founded. From February 1989 until March 1992 he also held positions at various times with Empire Products (M) SDN BHD, Elegant World (M) SDN BHD and Lady Jane School of Beauty.

Yee Hing Yip – Vice President – Marketing

Yee Hing Yip has served as our Vice President – Marketing since January 18, 2016. He has more than 25 years of experience in the multi-level marketing industry. He has served as Vitaxel’s Vice President - Marketing since December 2014. From April 2006 until February 2014 he worked for Herbalife Products Malaysia SDN BHD as a Global Expansion Team Member. From June 2004 until February 2006 he worked in Kuala Lumpur, Malaysia for BYG Berhad as a Marketing Director. From February 2003 until February 2004 he worked in Kuala Lumpur, Malaysia for Grous Angle SDN BHD as a Sales Director. From April 2001 until January 2003 he worked in Petaling Jaya, Malaysia for Unicity Malaysia SDN BHD as a Main Speaker. From June 2000 until February 2001 he worked in Kuala Lumpur, Malaysia for SunHoup(M) SDN BHD as a Marketing Manager. From August 1991 until April 2000 he worked in Kuala Lumpur, Malaysia for NTI Network SDN BHD as a Diamond Agency Manager. From February 1989 until June 1991 he worked in Batu Caves, Malaysia for SunSky SDN BHD as a Distributor.

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Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.” Neither of our two directors are independent directors under the applicable standards of the SEC and the Nasdaq stock market.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

•	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees

The Company currently has not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time. The entire Board of Directors oversees our audits and auditing procedures. Neither of our directors is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC regulation S-K.

Compensation Committee

We have no separate compensation committee at this time. The entire Board of Directors oversees the functions which would be performed by a compensation committee.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by us and Vitaxel during the last two fiscal years indicated to (i) all individuals that served as our or Vitaxel’s principal executive officer or acted in a similar capacity for us or Vitaxel 1at any time during the most recent fiscal year indicated; (ii) the two most highly compensated executive officers who were serving as executive officers of us or Vitaxel at the end of the most recent fiscal year indicated that received annual compensation during such fiscal year in excess of $100,000; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) above but for the fact that the individual was not serving as an executive officer of us or Vitaxel at the end of the most recent fiscal year indicated. No executive officer of ours or Vitaxel has even received annual compensation in excess of $100,000.

Name & Principal Position	Fiscal Year ended October 31,	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andriy Berezhnyy, CEO (1)	2015	0	0	0	0	0	0	0	0
	2014	0	0	0	0	0	0	0	0

Name & Principal Position	Fiscal Year ended December 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lim Wee Kiat,	2014	12,319	-0-	-0-	-0-	-0-	-0-	4,106	16,425
CEO (2)	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) On January 18, 2016, Mr. Berezhnyy resigned as our CEO and director.

(2) Reflects compensation received from Vitaxel.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans, except that the Company maintains a 401(k) plan in which all eligible employees may participate by making elective deferral contributions to the plan. The Company does not make any matching contributions to the plan.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Outstanding Equity Awards at Fiscal Year-End

We have one compensation plan approved by our stockholders, the 2016 Plan. As of the end of our last completed fiscal year, the plan had not yet been created or approved. Accordingly, we had no outstanding equity awards at October 31, 2015. See “Description of Securities—Options” below for more information.

Employment Agreements

On December 1, 2014 Vitaxel executed a Letter of Appointment with Yee Hing Yip pursuant to which Yee Hing Yip serves as Vitaxel’s Marketing Director at a salary of RM6,000 per month (approximately US$1,370 per month). Pursuant to the Letter of Appointment, Yee Hing Yip also receives a mobile phone allowance of RM150 per month, a parking allowance of RM150 per month and a mileage allowance. He is also eligible to receive performance based bonuses at the discretion of Vitaxel on December 31 of each year of employment. The Letter of Appointment may be terminated by either party upon one-months’ prior written notice or the payment of one-months’ salary in lieu of notice. During the term of his employment by Vitaxel, Yee Hing Yip may not engage in any employments which conflict with Vitaxel’s business or interests.

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On March 24, 2015 Vitaxel executed a Letter of Appointment with Lee Wei Boon pursuant to which Lee Wei Boon has served as Vitaxel’s Finance Manager since May 5, 2015 at a salary of RM8,000 per month (approximately US$1,827 per month). The Letter of Appointment may be terminated by either party upon three-months’ prior written notice or the payment of three-months’ salary in lieu of notice. During the term of his employment by Vitaxel, Lee Wei Boon may not engage in any employments which conflict with Vitaxel’s business or interests.

On November 1, 2015 Vitaxel entered into a Consulting Services Agreement (the “Consulting Agreement”) with Leong Yee Ming pursuant to which Leong Yee Ming provides management services. The Consulting Agreement expires July 31, 2016. Pursuant to the Consulting Agreement, Leong Yee Ming receives a monthly consulting fee of RM12,000 per month (approximately US$2,740 per month) and an expense allowance of RM2,000 per month. The Consulting Agreement may be terminated by either party by providing the other with written notice of termination not less than one month prior to the date of termination.

Effective February 5, 2015, Vitaxel executed a Letter of Appointment with Lim Boon Seng pursuant to which Lim Boon Seng serves as Vitaxel’s Global Business Development Manager at a monthly salary of RM5,000 (approximately US$1,142 per month). Mr. Lim Boon Seng is also eligible to receive performance based bonuses at the discretion of Vitaxel on December 31 of each year of employment. The Letter of Appointment may be terminated by either party upon one-months’ prior written notice or the payment of one-months’ salary in lieu of notice. During the term of his employment by Vitaxel, Lim Boon Seng may not engage in any employments which conflict with Vitaxel’s business or interests.

Since April 1, 2014, Lim Wee Kiat has served as a Director and Director of Operations for Vitaxel at a monthly salary of RM5,000 (approximately US$1,142 per month). Lim Wee Kiat also receives a monthly expense allowance of RM2,000 per month. He is eligible to receive performance based bonuses at the discretion of Vitaxel on December 31 of each year of employment. Either party may terminate the employment arrangement by providing the other with three- months’ advance written notice or the payment of three-months’ salary in lieu of notice. During the term of his employment by Vitaxel, Lim Wee Kiat may not engage in any employments which conflict with Vitaxel’s business or interests.

On October 28, 2015, Vionmall executed a Letter of Appointment with Wong Chien Nan pursuant to which Wong Chien Nan has been serving as Vionmall’s Chief Executive Officer since November 1, 2015 at a monthly salary of RM8,000 per month (approximately US$1,827 per month). Wong Chen Nan also receives gas, travel and communications allowances. The Letter of Appointment may be terminated by either party upon two months’ prior written notice or the payment of two months’ salary in lieu of notice. During the term of his employment by Vionmall, Wong Chien Nan may not engage in any employments which conflict with Vionmall’s business or interests.

None of the Company’s executive officers have employment agreements directly with the Company, although they may enter into such agreements in the future.

Director Compensation

Neither we, Vitaxel or Vionmall have compensated our directors, in their capacities as such, since our respective formations.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

The descriptions set forth above under the captions “The Share Exchange and Related Transactions—Share Exchange Agreement,” “—Split-Off,” “—2016 Equity Incentive Plan,” and “Executive Compensation—Employment Agreements” and “—Director Compensation” and below under “Description of Securities—Options” are incorporated herein by reference.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock has been quoted on OTC Markets (OTCQB) under the symbol “VXEL” since January 19, 2016. Prior to January 19, 2016 our Common Stock was quoted under the symbol “ALLR.” Our Common Stock has never traded and no assurance can be given that an active market will develop or if developed, that it will be maintained.

As of the date of this Report, we have 3,825,000 shares of Common Stock outstanding held by approximately 40 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The Company had no equity compensation plans as of December 31, 2015.

On January 18, 2016, our Board of Directors adopted, and on the same date, our stockholders holding a majority of our outstanding shares of Common Stock approved, the 2016 Equity Incentive Plan, which reserves a total of 1,000,000,000 shares of our Common Stock for issuance under the 2016 Plan. As described below, incentive awards authorized under the 2014 Plan include, but are not limited to, incentive stock options within the meaning of Section 422 of the internal Revenue Code of 1986, as amended (the “Code”). If an incentive award granted under the 2016 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with the exercise of an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2016 Plan.

The number of shares of our Common Stock subject to the 2016 Plan, any number of shares subject to any numerical limit in the 2016 Plan, to the terms of any incentive award or to any combination of the foregoing, is expected to be adjusted in the event of any change in our outstanding our Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, Share Exchange, consolidation, liquidation, business combination or exchange of shares or similar transaction.

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Administration

The compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2016 Plan. Subject to the terms of the 2016 Plan, the compensation committee or the Board has complete authority and discretion to determine the terms upon which awards may be granted under the 2016 Plan.

Grants

The 2016 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Code and stock appreciation rights, as described below:

•	Options granted under the 2016 Plan entitle the grantee, upon exercise, to purchase up to a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our Common Stock covered by an option generally cannot be less than the fair market value of our Common Stock on the date of grant unless agreed to otherwise at the time of the grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of our Common Stock on the date of grant.

•	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•	The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•	The 2016 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of our Common Stock to be awarded (subject to the aggregate limit established under the 2016 Plan upon the number of shares of our Common Stock that may be awarded or sold under the 2016 Plan) and the terms applicable to each award, including performance restrictions.

•	Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of our Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of our Common Stock on the date of exercise of the SAR and the market price of a share of our Common Stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board has the power to amend, suspend or terminate the 2016 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year of such change. Unless sooner terminated, the 2016 Plan would terminate ten years after it is adopted.

As of the date hereof, no options or other securities have been issued under the 2016 Plan. See “Description of Securities—Options” below for more information.

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DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 7,000,000,000 shares of Common Stock and 100,000,000 shares of preferred stock. As of the date of this Report, we had 3,825,000 shares of Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

We may issue shares of preferred stock from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors and will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors.

While we do not currently have any plans for the issuance of additional preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the Common Stock;

•	Diluting the voting power of the Common Stock;

•	Impairing the liquidation rights of the Common Stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our charter or By-Laws would delay, defer or prevent a change in control.

Options

We do not presently have any issued and outstanding stock options.

Warrants

We do not presently have any issued and outstanding stock warrants.

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Other Convertible Securities

As of the date hereof, the Company does not have any outstanding convertible securities.

Transfer Agent

The transfer agent for our Common Stock is Globex Transfer, LLC. The transfer agent’s address is 780 Deltona Blvd, Suite 202, Deltona, FL 32725, and its telephone number is 813.344.4490.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Private Corporation Law and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our By-Laws state that we shall indemnify every present or former director or officer of ours or one of our subsidiaries (each an “Indemnitee”).

Our By-Laws provide that we shall indemnify an Indemnitee against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by such Indemnitee.

Other than discussed above, none of our By-Laws, or Articles of Incorporation includes any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Shares Issued in Connection with the Share Exchange

On January 18, 2016, pursuant to the terms of the Share Exchange, all of the shares of Vitaxel and Vionmall were exchanged for 2,625,000 restricted shares and 375,000 restricted shares, respectively, of our Common Stock. This transaction was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering and/or Regulation S under the Securities Act. None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involved.

Sales of Unregistered Securities of Vitaxel

Set forth below is information regarding shares of common stock granted by Vitaxel within the past three years that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Also included is information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. Share and per share stock numbers below in this Item do not give effect to the Share Exchange on January 18, 2016, in which each share of Vitaxel stock outstanding at the time of the Share Exchange was automatically converted into shares of our Common Stock at the applicable conversion ration described elsewhere herein.

44

On August 10, 2012, Vitaxel issued one ordinary share to each of two persons.

On December 20, 2012, Vitaxel issued 1,499,998 ordinary shares to one person.

These shares were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering.

Sales of Unregistered Securities of Vionmall

Set forth below is information regarding shares of common stock granted Vionmall since its inception that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Also included is information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. Share and per share stock numbers below in this Item do not give effect to the Share Exchange on January 18, 2016, in which each share of Vionmall stock outstanding at the time of the Share Exchange was automatically converted into shares of our Common Stock at the applicable conversion ration described elsewhere herein.

On September 22, 2015, Vionmall issued one ordinary share to each of two persons.

On October 6, 2015, Vionmall issued 69 ordinary shares to one person and 29 ordinary shares to another person.

In November 2015, Vionmall issued 29,970 ordinary shares to one person, 29,930 ordinary shares to one person, 20,000 ordinary shares to one person and 20,000 ordinary shares to one person.

These shares were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering.

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT

The information regarding change of control of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions” is incorporated herein by reference.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions” is incorporated herein by reference.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 8, 2016, prior to the Share Exchange, our Board of Directors amended and restated our Articles of Incorporation. Our Amended and Restated Articles of Incorporation are filed as an exhibit to this Report.

45

ITEM 8.01  OTHER EVENTS

We previously reported in a Current Report on Form 8-K filed with the SEC on January 11, 2016 that on January 8, 2016, we filed Amended and Restated Articles to our Articles of Incorporation with the Nevada Secretary of State pursuant to which, among other things, we changed our name to “Vitaxel Group Limited” (the “Name Change”). In connection with the Name Change, we submitted to the Financial Industry Regulatory Authority, Inc. (“FINRA”) a voluntary request for the change of our trading symbol. On January 15, 2016, FINRA notified us that the Name Change would take effect on the over-the-counter market at the start of business on January 19, 2016 (the “Effective Date”). At the open of trading on the Effective Date, our trading symbol changed from “ALLR” to “VXEL.”

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

In accordance with Item 9.01(a), Vitaxel’s audited financial statements as of, and for the years ended December 31, 2014 and 2013, Vitaxel’s unaudited financial statements as of, and for the nine months ended, September 30, 2015 and September 30, 2014, and Vionmall’s unaudited financial statements as of and for the period from September 22, 2015 (inception) through September 30, 2015 and the accompanying notes, are included in this Report beginning on Page F-1.

(b)	Pro forma financial information.

In accordance with Item 9.01(c), the following unaudited pro forma financial information with respect to the Share Exchange with Vitaxel and Vionmall reported in Item 2.01 of this Current Report on Form 8-K are included in this Report beginning on page F-30.

•	Unaudited Pro Forma Consolidated Balance Sheet as of October 31, 2015
•	Unaudited Pro Forma Consolidated Statement of Operations for the year ended October 31, 2015
•	Notes to the Unaudited Pro Forma Consolidated Financial Statements.

(c)	Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

46

Exhibit Number	Description

2.1*	Share Exchange Agreement, dated as of January 18, 2016, by and among the Registrant, Vitaxel SDN BHD (“Vitaxel”), the Shareholders of Vitaxel, Vitaxel Online Mall SDN BHD (“Vionmall”) and the Shareholders of Vionmall

3.1	Articles of Incorporation of the Registrant (incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on January 5, 2015)

3.2	Amended and Restated Articles of Incorporation of the Registrant as filed with the Nevada Secretary of State on January 8, 2016 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 11, 2016)

3.4	By-Laws of the Registrant (incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on January 5, 2015)

10.1 *	Split-Off Agreement, dated as of January 18, 2016, by and among the Registrant, Albero Enterprise Corp, and Andriy Berezhnyy

10.2*	General Release Agreement, dated as of January 18, 2016, by and among the Registrant, Albero Enterprise Corp, and Andriy Berezhnyy

10.3*†	Registrant’s 2016 Equity Incentive Plan

10.4*†	Letter of Transfer, dated April 1, 2014 and Employment Agreement, dated April 1, 2014 between Vitaxel and Lim Wee Kiat

10.5*†	Consulting Agreement, dated November 1, 2015, between Vitaxel and Leong Yee Ming

10.6*†	Letter of Appointment, dated March 24, 2015, between Vitaxel and Lee Wei Boon

10.7*†	Letter of Appointment, dated December 1, 2014, between Vitaxel and Yee Hing Yip

10.8*†	Letter of Appointment, dated February 6, 2015, between Vitaxel and Lim Boon Seng

10.9*†	Letter of Appointment, dated October 28, 2015, between Vionmall and Wong Chien Nan

10.10*	Travel Agency Services Contract dated November 1, 2015 between Vitaxel SDN BHD and Ho Wah Genting Holiday SDN BHD

16.1	Letter from Li and Company PC dated November 23, 2015 to the Securities and Exchange Commission (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on November 23, 2015)

* Filed herewith

† Management contract or compensatory plan or arrangement

47

VITAXEL GROUP LIMITED

FINANCIAL STATEMENTS

Table of Contents

Page Number
Report of Independent Registered Public Accounting Firm	F-2

Audited Financial Statements of Vitaxel SDN BHD for the period from May 12, 2014 (inception) through March 31, 2015

Balance Sheets as of December 31, 2014 and December 31, 2013	F-3

Statements of Operations and Comprehensive Loss for the year ended December 31, 2014 and the period from August 10, 2012 (inception) to December 31, 2013	F-4

Statements of Changes in Stockholders’ Equity	F-5

Statements of Cash Flows for the year ended December 31, 2014 and the period from August 10, 2012 (inception) to December 31, 2013	F-6

Notes to Financial Statements	F-7 – F-12

Unaudited Financial Statements of Vitaxel SDN BHD for the period from January 1, 2015 through September 30, 2015

Balance Sheets as of September 30, 2015 and December 31, 2014	F-13

Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2015 and September 30, 2014	F-14

Statements of Cash Flows for the nine months ended September 30, 2015 and September 30, 2014	F-15

Notes to Financial Statements	F-16 – F-22

Unaudited Financial Statements of Vitaxel Online Mall SBN BHD for the period from September 22, 2015 (inception) through September 30, 2015

Balance Sheet as of September 30, 2015	F-23

Statements of Operations and Comprehensive Loss for the period from September 22, 2015 (inception) through September 30, 2015	F-24

Statements of Cash Flows for the period from September 22, 2015 (inception) through September 30, 2015	F-25

Notes to Financial Statements	F-26 – F-27

Unaudited Pro Forma Financial Statements	F-28

Pro Forma Condensed Balance Sheet as of October 31, 2015	F-29

Pro Forma Condensed Statements of Operations for the year ended October 31, 2015	F-30

Notes to Pro Forma Financial Statements	F-31

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of

Vitaxel SDN BHD (“the Company”)

We have audited the accompanying balance sheets of Vitaxel SDN BHD as of December 31, 2014 and December 31, 2013 and the related statements of operations and comprehensive loss, stockholders' equity and cash flows for the year ended December 31, 2014 and the period from August 10, 2012 (inception) to December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 and December 31, 2013 and, accordingly, we do not express an opinion thereon.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vitaxel SDN BHD as of December 31, 2014 and December 31, 2013 and the results of its operations and its cash flows for the year ended December 31, 2014 and the period from August 10, 2012 (inception) to December 31, 2013in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations and has a capital deficiency that may raise doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ AWC (CPA) Limited

Certified Public Accountants

Hong Kong, China

January 22, 2016

F-2

Vitaxel SDN BHD

BALANCE SHEETS

(Stated in US Dollars)

	As of December 31,	As of December 31,
	2014	2013

CURRENT ASSETS
Cash and cash equivalents	$29,224	$911
Inventories	11,046	-
Other receivables, net	29,376	176,534
Total Current Assets	69,646	177,445

NON-CURRENT ASSETS
Property, plant and equipment, net	25,224	1,965
Total Non-Current Assets	25,224	1,965

TOTAL ASSETS	$94,870	$179,410

CURRENT LIABILITIES
Amounts due to a shareholder	$567,640	$185,172
Amounts due to a director	11,131	-
Accruals and other payables	9,578	4,255
Total Current Liabilities	588,349	189,427

TOTAL LIABILITIES	588,349	189,427

Commitments and Contingencies	-	-

STOCKHOLDERS' EQUITY
Paid-in capital	491,159	491,159
Accumulated deficit	(1,007,721)	(490,278)
Accumulated other comprehensive income (loss)	23,083	(10,898)
Total Stockholders' Equity	(493,479)	(10,017)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$94,870	$179,410

The accompanying notes are an integral part of these financial statements.

F-3

Vitaxel SDN BHD

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in US Dollars)

	Year ended December 31, 2014	From August 10, 2012 (inception) to December 31, 2013

REVENUE	$55,561	$-

COST OF REVENUE	26,885	-

GROSS LOSS	28,676	-

OPERATING EXPENSES
Selling expenses	151,371	406,814
General and administrative expenses	425,332	99,410
Total operating expenses, net	576,703	506,224

NET LOSS FROM OPERATIONS	(548,027)	(506,224)

OTHER INCOME (EXPENSES)
Other income	30,584	15,946
Total other income (expenses), net	30,584	15,946

NET LOSS BEFORE TAXES	(517,443)	(490,278)

Income tax expense	-	-

NET LOSS	(517,443)	(490,278)

OTHER COMPREHENSIVE GAIN (LOSS)
Foreign currency translation gain (loss)	33,981	(10,898)

COMPREHENSIVE LOSS	$(483,462)	$(501,176)

The accompanying notes are an integral part of these financial statements.

F-4

Vitaxel SDN BHD

STATEMENTS OF STOCKHOLDERS’ EQUITY

(Stated in US Dollars)

			Accumulated
			other	Total
		Accumulated	comprehensive	Stockholders’
	Paid-in capital	Deficit	income (loss)	Equity

Balance, August 10, 2012 (inception)	$491,159	$-	$-	$491,159
Net loss		(490,278)	-	(490,278)
Foreign currency translation adjustment	-	-	(10,898)	(10,898)
Balance, December 31, 2013	$491,159	$(490,278)	$(10,898)	$(10,017)
Net loss		(517,443)	-	(517,443)
Foreign currency translation adjustment	-	-	33,981	33,981
Balance, December 31, 2014	$491,159	$(1,007,721)	$23,083	$(493,479)

The accompanying notes are an integral part of these financial statements.

F-5

Vitaxel SDN BHD

STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	Year ended December 31, 2014	From August 10, 2012 (inception) to December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(517,443)	$(490,278)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation – property, plant and equipment	2,808	10,019
Bad debt allowance – Other receivable	-	407,359
Inventory loss
Gain on disposal of equipment		(11,308)
(Increase) decrease in:
Accounts receivable
Other receivables	152,322	(592,393)
Inventories	(11,807)
Deferred tax asset	-
Increase (decrease) in:
Other payables and accrued expenses	5,809	4,460
Net cash generated from (used in) operating activities	(368,311)	(672,141)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(27,725)	(74,336)
Proceeds from disposal of equipment	-	73,566
Net cash used in investing activities	(27,725)	(770)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from/(Repayments to) stockholders	425,940
Advances from holding company	-	194,089
Proceeds from shares issued	-	479,778
Net cash (used in) provided by financing activities	425,940	673,867

EFFECT OF EXCHANGE RATES ON CASH	(1,591)	(45)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	28,313	911

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	911	-

CASH AND CASH EQUIVALENTS AT END OF YEAR	$29,224	$911

SUPPLEMENTAL OF CASH FLOW INFORMATION

Cash paid for interest expenses	$-	$
Cash paid for income tax	$-	$

The accompanying notes are an integral part of these financial statements.

F-6

Vitaxel SDN BHD

NOTES TO FINANCIAL STATEMENTS

(In U.S. dollars)

1.	ORGANIZATION AND BUSINESS

Vitaxel SDN BHD ("Vitaxel"), was incorporated in Malaysia on August 10, 2012. The Company is primarily engaged in the direct selling industry utilizing a multi-level marketing model with an emphasis on travel, entertainment and lifestyle products and services.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information article 10 of Regulation S-X.

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign currency translation and transactions

The functional currency of the Company is the Malaysian Ringgit (“MYR”) and reporting currency of the Company is United States Dollar “USD”). The financial statements of the Company are translated into USD using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Translation gains and losses are recorded in accumulated other comprehensive income or loss as a component of shareholders' equity.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments, which are unrestricted from withdrawal or use, and which have original maturities of three months or less when purchased.

Accounts receivable

Accounts receivable are recognized and carried at original invoiced amount less an allowance for any potential uncollectible amounts. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. The Company generally does not require collateral from its customers. For the year ended December 31, 2014 and 2013, the Company did not write off any accounts receivable as bad debts.

Fair value of financial instruments

FASB ASC 820, “Fair Value Measurement,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

F-7

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. As of December31, 2014 and 2013, none of the Company’s assets and liabilities were required to be reported at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash, accounts receivables, payables and accrued liabilities, approximate their fair values due to the short term nature of these financial instruments. There were no changes in methods or assumptions during the periods presented.

Inventories

Inventories are stated at lower of cost or market, with cost determined on a weighted-average method, and not to exceed net realizable value. The Company writes down its inventory balances for obsolete amounts estimated on an individual basis for the finished goods and the raw material items with large amounts, and by a category basis for low value raw material items.

No charges for write-downs in inventories recognized during the year ended December 31, 2014 and the period from August 10, 2012 (inception) to December 31, 2013.

Property, plant and equipment, net

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation are calculated on a straight-line basis over the following estimated useful lives:

Office equipment	10 years
Furniture and fixtures	10 years
Leasehold improvement	10 years

Revenue recognition

Product sales − The Company generally recognizes revenue upon delivery and when both the title and risk and rewards pass to the independent members or purchasers of the products. Product sales are recognized net of product returns, discounts and taxes. A reserve for product returns is accrued based on historical experience. No accrual was recorded for the year ended December 31, 2014 and 2013.

Membership fee − The Company recognizes the membership fee revenue over the term of the membership, which is 12 months. The revenue will not be recognized until the 10 days cooling-off period is expired. For the years ended December 31, 2014 and 2013, all membership fee was waived by the Company for promotion purpose.

Loyalty program

The Company operates loyalty program which allows customer to accumulate redemption points when they purchase products from the Company. The redemption points can be used to purchase a selection of products at discounted price or redeem products.

F-8

The Company allocates consideration received from the sale of goods to the goods sold and the redemption points issued that are expected to be redeemed.

The consideration allocated to the redemptions points issued is measured at fair value of the redemption points. It is recognized as a liability (deferred revenue) in the statement of financial position and recognized as revenue when the points are redeemed, have expired or are no longer expected to be redeemed. The amount of revenue recognized is based on the number of points that have been redeemed, relative to the number expected to redeem.

As of December 31, 2014 and 2013, there was no such deferred revenue recorded.

Income taxes

Current income taxes are provided for in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the combined financial statements.Net operating loss carry forwards and credits are applied using enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that a portion of or all of the deferred tax assets will not be realized. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.

The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Interest and penalties on income taxes are classified as a component of the provisions for income taxes. The Company did not recognize any income tax due to uncertain tax positions or incur any interest and penalties related to potential underpaid income tax expense as of December 31, 2014, and 2013.

Comprehensive loss

Comprehensive loss includes net loss and cumulative foreign currency translation adjustments and is reported in the Combined Statement of Comprehensive Loss.

Loss per share

The loss per share is computed using the weighted average number of shares outstanding during the fiscal years. For the years ended December 31, 2014 and 2013, there is no dilutive effect due to net loss for the periods.

Recently issued accounting pronouncements

Revenue from Contracts with Customers

In May 2014, the FASB issued ASU No. 2014-09: Revenue from Contracts with Customers (Topic 606). The ASU establishes a principles-based approach for accounting for revenue arising from contracts with customers and supersedes existing revenue recognition guidance. The ASU provides that an entity should apply a five-step approach for recognizing revenue, including:

(i)	identify the contract with a customer;
(ii)	identify the performance obligations in the contract;
(iii)	determine the transaction price;
(iv)	allocate the transaction price to the performance obligations in the contract; and
(v)	recognize revenue when, or as, the entity satisfies a performance obligation.

F-9

Also, the entity must provide various disclosures concerning the nature, amount and timing of revenue and cash flows arising from contracts with customers. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016 and early application is not permitted. The Company is currently analyzing the impact of this accounting guidance.

Disclose going-concern uncertainties

In August 2014, the FASB issued a new pronouncement which provides guidance on determining when and how reporting entities must disclose going-concern uncertainties in their financial statements. The new standard requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date of issuance of the entity's financial statements. Further, an entity must provide certain disclosure if there is "substantial doubt about the entity's ability to continue as a going concern." The new standard is effective for fiscal years ending after December 15, 2016. The Company does not expect the adoption of this guidance to have a significant effect on its combined financial statements.

Amendments to the Consolidation Analysis

In February 2015, FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a VIE, and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. The Company is currently assessing the impact of the adoption of this guidance on the combined financial statements.

3.	GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since its inception resulting in an accumulated deficit of $1,007,721 as of December 31, 2014. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These combined financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from principal shareholders. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, our principal shareholders have indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on our ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The financial statements do not include any adjustments that might result from the outcome of this- uncertainty.

F-10

4.	OTHER RECEIVABLES, NET

Other receivables consist of the following:

		As of December 31, 2014	As of December 31, 2013

Deposits	(1)	$28,232	$16,326
Others	(2)	1,144	160,208
		$29,376	$176,534

(1)	Deposits represented payments for rental and construction funds to government department.
(2)	Others mainly consists other miscellaneous payments.

5.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of the following:

	As of December 31, 2014	As of December 31, 2013

Office equipment	$6,061	$1,965
Computer equipment	3,458	-
Furniture and fittings	2,120	-
Renovations	16,212	-
	27,851	1,965

Less: Accumulated depreciation	(2,627)	-

Balance at end of year	$25,224	$1,965

Depreciation expenses charged to the statements of operations for the year ended December 31, 2014 and the period from August 10, 2012 (inception) to December 31, 2013 were $2,808 and $9,948, respectively.

6.	AMOUNT DUE TO A SHAREHOLDER AND A DIRECOR

	As of December 31, 2014	As of December 31, 2013
Amounts due to a shareholder
Ho WahGentingBerhad	$567,640	$185,172
Amounts due to a director
Lim Wee Kiat	$11,131	$-

The amounts due to a shareholder and a director represent borrowings from ultimate holding company and a director.

F-11

7.	RELATED PARTIES TRANSCTION

The Company entered into a distributorship agreement with ConnectcountyHoldings Berhad (“Connectcounty”) on 24th December 2013.Anovation agreement was made on 10th January 2014 to transfer all rights and obligations from Connectcounty to Borderless Fame Sdn. Bhd..

The Company received $30,584 distributor fee income from Borderless Fame Sdn. Bhd., a wholly owned subsidiary of Connectcounty during the year ended 31 December 2014. The distributorship agreement was terminated on 13th November 2014.

The Company recognized an expense of $2,294 pertaining to a forfeited deposit for a group air ticket during the year ended 31 December 2014, which was paid to its fellow subsidiary, Ho Wah Genting Holiday Sdn. Bhd..

8.	INCOME TAXES

The Company is subject to income taxes in Malaysia. As of December 31, 2014, the Company had $1,007,721 in net operating loss carry forwards available to offset future taxable income. The deferred tax assets as at December 31, 2014 consist mainly of net operating loss carry forwards. Due to the uncertainty of the realization of the related deferred tax assets of $251,061, a reserve equal to the amount of deferred income taxes has been established at September 30, 2013. The Company has provided 100% valuation allowance to the deferred tax assets as of December 31, 2014 of $251,061.

9.	COMMITMENTS AND CONTINGENCIES

Capital Commitments

The Company engaged a third party to develop an operation software with the total contract amount of $48,069. As of December 31, 2014 and 2013 the Company has capital commitments of $15,153 and $25,023, respectively.

Operation Commitments

The total future minimum lease payments under the non-cancellable operating lease with respect to the office and the dormitory, as well as hardware trading platform as of September 30, 2015 are payable as follows:

Year ending December 31, 2015	5,356

Year ending December 31, 2016	893
Total	$6,249

Rental expense of the Company was $4,771 and $24,835for the year ended December 31, 2014 and the period from August 10, 2012 (inception) to December 31, 2013 respectively.

F-12

Vitaxel SDN BHD

BALANCE SHEETS

As of September 31, 2015 and December 31, 2014

(In U.S. dollars)

	As of September 30,	As of December 31,
	2015	2014
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$514,925	$29,224
Inventories	-	11,046
Other receivables, net	20,047	29,376
Total Current Assets	534,972	69,646

NON-CURRENT ASSETS
Property, plant and equipment, net	37,471	25,224
Total Non-Current Assets	37,471	25,224

TOTAL ASSETS	$572,443	$94,870

CURRENT LIABILITIES
Amounts due to a shareholder	$406,113	$567,640
Amounts due to a director	-	11,131
Defer revenue	143,306
Accruals and other payables	942,567	9,578
Total Current Liabilities	1,491,986	588,349

TOTAL LIABILITIES	1,491,986	588,349

Commitments and Contingencies	-	-

STOCKHOLDERS' EQUITY
Paid-in capital	491,159	491,159
Accumulated deficit	(1,762,457)	(1,007,721)
Accumulated other comprehensive income	351,755	23,083
Total Stockholders' Equity	(919,543)	(493,479)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$572,443	$94,870

The accompanying notes are an integral part of these financial statements.

F-13

Vitaxel SDN BHD

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In U.S. dollars)

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

REVENUE	$897,995	$4,100	$1,751,536	$8,589

COST OF REVENUE	755,399	2,680	1,678,124	5,304

GROSS LOSS	142,596	1,420	73,412	3,285

OPERATING EXPENSES
Selling expenses	4,833	1,481	6,739	2,039
General and administrative expenses	331,907	107,401	725,491	240,055
Total Operating Expenses	336,740	108,882	732,230	242,094

LOSS FROM OPERATIONS	(194,144)	(107,462)	(658,818)	(238,809)

OTHER (EXPENSES) INCOME, NET
Exchange (loss) gain	(94,624)	7,817	(99,395)	23,150
Total Other (Expenses) Income, net	(94,624)	7,817	(99,395)	23,150

NET LOSS BEFORE TAXES	(288,768)	(99,645)	(758,213)	(215,659)

Income tax expense	-	-	-	-

NET LOSS	(288,768)	(99,645)	(758,213)	(215,659)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation (loss) gain	141,946	4,790	332,149	2,591

TOTAL COMPREHENSIVE LOSS	$(146,822)	$(94,855)	$(462,064)	$(213,068)

The accompanying notes are an integral part of these financial statements.

F-14

Vitaxel SDN BHD

STATEMENTS OF CASH FLOWS

(In U.S. dollars)

(UNAUDITED)

	Nine months ended September 30
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(758,213)	$(215,659)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation – property, plant and equipment	3,034	2,106
Bad debt allowance – Other receivable	56,794	-
Inventory loss
(Increase) decrease in:
Accounts receivable
Other receivables	(48,695)	165,439
Inventories	11,807	(219,116)
Defer revenue	166,570	-
Increase (decrease) in:
Other payables and accrued expenses	1,085,347	4,214
Net cash generated from (used in) operating activities	516,644	(263,016)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(19,626)	(26,040)
Net cash used in investing activities	(19,626)	(26,040)

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayments to) /Proceeds from stockholders	(134,713)	295,581
(Repayments to) /Proceeds from director	(11,897)	-
Net cash (used in) provided by financing activities	(146,610)	295,581

EFFECT OF EXCHANGE RATES ON CASH	135,293	238

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	485,701	6,763

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	29,224	911

CASH AND CASH EQUIVALENTS AT END OF YEAR	$514,925	$7,674

SUPPLEMENTAL OF CASH FLOW INFORMATION

Cash paid for interest expenses	$-	$-
Cash paid for income tax	$-	$-

The accompanying notes are an integral part of these financial statements.

F-15

Vitaxel SDN BHD

NOTES TO FINANCIAL STATEMENTS

(In U.S. dollars)

1.	ORGANIZATION AND BUSINESS

Vitaxel SDN BHD ("Vitaxel"), was incorporated in Malaysia on August 10, 2012. The Company is primarily engaged in the direct selling industry utilizing a multi-level marketing model with an emphasis on travel, entertainment and lifestyle products and services.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information article 10 of Regulation S-X.

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign currency translation and transactions

The functional currency of the Company is the Malaysian Ringgit (“MYR”) and reporting currency of the Company is United States Dollar “USD”). The financial statements of the Company are translated into USD using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Translation gains and losses are recorded in accumulated other comprehensive income or loss as a component of shareholders' equity.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments, which are unrestricted from withdrawal or use, and which have original maturities of three months or less when purchased.

Accounts receivable

Accounts receivable are recognized and carried at original invoiced amount less an allowance for any potential uncollectible amounts. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. The Company generally does not require collateral from its customers. For the year ended December 31, 2014 and 2013, the Company did not write off any accounts receivable as bad debts.

F-16

NOTES TO FINANCIAL STATEMENTS - continued

(In U.S. dollars, except share and share related data, or stated otherwise)

Fair value of financial instruments

FASB ASC 820, “Fair Value Measurement,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. As of September 30, 2015 and 2014, none of the Company’s assets and liabilities were required to be reported at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash, accounts receivables, payables and accrued liabilities, approximate their fair values due to the short term nature of these financial instruments. There were no changes in methods or assumptions during the periods presented.

Inventories

Inventories are stated at lower of cost or market, with cost determined on a weighted-average method, and not to exceed net realizable value. The Company writes down its inventory balances for obsolete amounts estimated on an individual basis for the finished goods and the raw material items with large amounts, and by a category basis for low value raw material items.

Property, plant and equipment, net

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation are calculated on a straight-line basis over the following estimated useful lives:

Office equipment	10 years
Furniture and fixtures	10 years
Leasehold improvement	10years

Revenue recognition

Product sales − The Company generally recognizes revenue upon delivery and when both the title and risk and rewards pass to the independent members or purchasers of the products. Product sales are recognized net of product returns, discounts and taxes. A reserve for product returns is accrued based on historical experience. The deferred revenue accrued as of September 30, 2015 and December 31, 2014 was $47,090 and 0, respectively.

Membership fee − The Company recognizes the membership fee revenue over the term of the membership, which is 12 months. The revenue will not be recognized until the 10 days cooling-off period is expired. For the period ended September 30, 2015 and December 31, 2014, all membership fee was waived by the Company for promotion purpose.

F-17

NOTES TO FINANCIAL STATEMENTS - continued

(In U.S. dollars, except share and share related data, or stated otherwise)

Loyalty program

The Company operates loyalty program which allows customer to accumulate redemption points when they purchase products from the Company. The redemption points can be used to purchase a selection of products at discounted price or redeem products.

The Company allocates consideration received from the sale of goods to the goods sold and the redemption points issued that are expected to be redeemed.

The consideration allocated to the redemptions points issued is measured at fair value of the redemption points. It is recognized as a liability (deferred revenue) in the statement of financial position and recognized as revenue when the points are redeemed, have expired or are no longer expected to be redeemed. The amount of revenue recognized is based on the number of points that have been redeemed, relative to the number expected to redeem.

As of September 30, 2015 and December 31, 2014, there was no such deferred revenue recorded.

Income taxes

Current income taxes are provided for in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the combined financial statements.Net operating loss carry forwards and credits are applied using enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that a portion of or all of the deferred tax assets will not be realized. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.

The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Interest and penalties on income taxes are classified as a component of the provisions for income taxes. The Company did not recognize any income tax due to uncertain tax positions or incur any interest and penalties related to potential underpaid income tax expense as of December 31, 2014, and 2013.

Comprehensive loss

Comprehensive loss includes net loss and cumulative foreign currency translation adjustments and is reported in the Combined Statement of Comprehensive Loss.

Loss per share

The loss per share is computed using the weighted average number of shares outstanding during the fiscal years. For the years ended December 31, 2014 and 2013, there is no dilutive effect due to net loss for the periods.

Recently issued accounting pronouncements

Revenue from Contracts with Customers

In May 2014, the FASB issued ASU No. 2014-09: Revenue from Contracts with Customers (Topic 606). The ASU establishes a principles-based approach for accounting for revenue arising from contracts with customers and supersedes existing revenue recognition guidance. The ASU provides that an entity should apply a five-step approach for recognizing revenue, including:

(vi)	identify the contract with a customer;
(vii)	identify the performance obligations in the contract;
(viii)	determine the transaction price;

F-18

NOTES TO FINANCIAL STATEMENTS - continued

(In U.S. dollars, except share and share related data, or stated otherwise)

(ix)	allocate the transaction price to the performance obligations in the contract; and
(x)	recognize revenue when, or as, the entity satisfies a performance obligation.

Also, the entity must provide various disclosures concerning the nature, amount and timing of revenue and cash flows arising from contracts with customers. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016 and early application is not permitted. The Company is currently analyzing the impact of this accounting guidance.

Disclose going-concern uncertainties

In August 2014, the FASB issued a new pronouncement which provides guidance on determining when and how reporting entities must disclose going-concern uncertainties in their financial statements. The new standard requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date of issuance of the entity's financial statements. Further, an entity must provide certain disclosure if there is "substantial doubt about the entity's ability to continue as a going concern." The new standard is effective for fiscal years ending after December 15, 2016. The Company does not expect the adoption of this guidance to have a significant effect on its combined financial statements.

Amendments to the Consolidation Analysis

In February 2015, FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a VIE, and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. The Company is currently assessing the impact of the adoption of this guidance on the combined financial statements.

3.	GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since its inception resulting in an accumulated deficit of $1,762,457 as of September 30, 2015. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These combined financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from revenue and capital contributions from principal shareholders. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, our principal shareholders have indicated the intent and ability to provide additional equity financing.

F-19

NOTES TO FINANCIAL STATEMENTS - continued

(In U.S. dollars, except share and share related data, or stated otherwise)

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on our ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. There can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, or if at all. The financial statements do not include any adjustments that might result from the outcome of this- uncertainty.

4.	OTHER RECEIVABLES, NET

Other receivables consist of the following:

		As of September 30, 2015 (Unaudited)	As of December 31, 2014

Deposits	(1)	$64,699	$28,232
Others	(2)	4,210	1,144
Bad debt	(3)	(48,862)	-
		$20,047	$29,376

(1)           Deposits represented payments for rental and construction funds to government department.

(2)           Others mainly consists other miscellaneous payments.

(3)           The Company recognized $48,862 and $0 provision for bad debt on other receivables as of September 30, 2015 and December 31, 2014.

5.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of the following:

	As of September 30, 2015 (Unaudited)	As of December 31, 2014

Office equipment	$9,584	$6,061
Computer equipment	17,857	3,458
Furniture and fittings	1,835	2,120
Renovations	12,895	16,212
	42,171	27,851

Less: Accumulated depreciation	(4,700)	(2,627)

Balance at end of period/year	$37,471	$25,224

Depreciation expenses charged to the statements of operations for the periods ended September 30, 2015 and December 31, 2014 were $3,034 and $2,808, respectively.

F-20

NOTES TO FINANCIAL STATEMENTS - continued

(In U.S. dollars, except share and share related data, or stated otherwise)

6.	ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	As of September 30, 2015 (Unaudited)	As of December 31, 2014

Provisions	$924,503	$-
Output Goods and Services Tax	16,426	-
Others	1,638	9,578
Balance at end of period/year	$942,567	$9,578

7.	AMOUNT DUE TO A SHAREHOLDERAND A DIRECOR

	As of September 30, 2015 (Unaudited)	As of December 31, 2014
Amounts due to a shareholder
Ho WahGentingBerhad	$406,113	$567,640
Amounts due to a director
Lim Wee Kiat	$-	$11,131

The amounts due to a shareholder and a director represent borrowings from ultimate holding company.

8.	RELATED PARTIES TRANSCTION

The Company entered into a distributorship agreement with ConnectcountyHoldings Berhad (“Connectcounty”) on 24th December 2013.Anovation agreement was made on 10th January 2014 to transfer all rights and obligations from Connectcounty to Borderless Fame Sdn. Bhd..

The Company received $30,584 distributor fee income from Borderless Fame Sdn. Bhd., a wholly owned subsidiary of Connectcounty during the year ended 31 December 2014. The distributorship agreement was terminated on 13th November 2014.

The Company recognized an expense of $2,294 pertaining to a forfeited deposit for a group air ticket during the year ended 31 December 2014, which was paid to its fellow subsidiary, Ho WahGenting Holiday Sdn. Bhd..

9.	COMMITMENTS AND CONTINGENCIES

Capital Commitments

The Company engaged a third party to develop an operation software with the total contract amount of $48,069. As of September 31, 205 and December 31, 2014, Company has capital commitments of $15,153 and $15,153, respectively.

Operation Commitments

The total future minimum lease payments under the non-cancellable operating lease with respect to the office and the dormitory, as well as hardware trading platform as of September 30, 2015 are payable as follows:

F-21

NOTES TO FINANCIAL STATEMENTS - continued

(In U.S. dollars, except share and share related data, or stated otherwise)

Remaining 2015	1,065

Year ending December 31, 2016	710
Total	$1,775

Rental expense of the Company was $3,195 and $2,854for the nine months ended September 30, 2015 and 2014.

F-22

Vitaxel Online Mall SBN BHD

BALANCE SHEETS

(Stated in US Dollars)

(Unaudited)

As of September 30,
2015

CURRENT ASSETS
Cash and cash equivalents	$-
Total Current Assets	-

TOTAL ASSETS	$-

TOTAL LIABILITIES	$

Commitments and Contingencies	-

STOCKHOLDERS' EQUITY
Paid-in capital	-
Total Stockholders' Equity	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$-

The accompanying notes are an integral part of these financial statements.

F-23

Vitaxel Online Mall SBN BHD

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in US Dollars)

From September 22, 2015 (inception) to September 30, 2015

NET INCOME (LOSS) BEFORE TAXES	$-

Income tax expense	-

NET INCOME (LOSS)	-

COMPREHENSIVE LOSS	$-

The accompanying notes are an integral part of these financial statements.

F-24

Vitaxel Online Mall SBN BHD

STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

From September 22, 2015 (inception) to September 30, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$-)
Adjustments to reconcile net income (loss_ to cash used in operating activities:
Net cash generated from (used in) operating activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution by shareholders	-
Net cash (used in) provided by financing activities	-

EFFECT OF EXCHANGE RATES ON CASH	-

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	-

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$-

SUPPLEMENTAL OF CASH FLOW INFORMATION

Cash paid for interest expenses	$-
Cash paid for income tax	$-

The accompanying notes are an integral part of these financial statements.

F-25

Vitaxel Online Mall SBN BHD

NOTES TO FINANCIAL STATEMENTS

(In U.S. dollars)

1.	ORGANIZATION AND BUSINESS

Vitaxel Online Mall SBN BHD ("Vionmall"), was incorporated in Malaysia on September 22, 2015. The Company is primarily in developing online shopping platforms geared to Vitaxel and its members and the third party suppliers of products and services.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information article 10 of Regulation S-X.

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign currency translation and transactions

The functional currency of the Company is the Malaysian Ringgit (“MYR”) and reporting currency of the Company is United States Dollar “USD”). The financial statements of the Company are translated into USD using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Translation gains and losses are recorded in accumulated other comprehensive income or loss as a component of shareholders' equity.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments, which are unrestricted from withdrawal or use, and which have original maturities of three months or less when purchased.

Fair value of financial instruments

FASB ASC 820, “Fair Value Measurement,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

F-26

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. As of September 30, 2015 and 2014, none of the Company’s assets and liabilities were required to be reported at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash, accounts receivables, payables and accrued liabilities, approximate their fair values due to the short term nature of these financial instruments. There were no changes in methods or assumptions during the periods presented.

Recently issued accounting pronouncements

Revenue from Contracts with Customers

In May 2014, the FASB issued ASU No. 2014-09: Revenue from Contracts with Customers (Topic 606). The ASU establishes a principles-based approach for accounting for revenue arising from contracts with customers and supersedes existing revenue recognition guidance. The ASU provides that an entity should apply a five-step approach for recognizing revenue, including:

(xi)	identify the contract with a customer;
(xii)	identify the performance obligations in the contract;
(xiii)	determine the transaction price;
(xiv)	allocate the transaction price to the performance obligations in the contract; and
(xv)	recognize revenue when, or as, the entity satisfies a performance obligation.

Also, the entity must provide various disclosures concerning the nature, amount and timing of revenue and cash flows arising from contracts with customers. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016 and early application is not permitted. The Company is currently analyzing the impact of this accounting guidance.

Disclose going-concern uncertainties

In August 2014, the FASB issued a new pronouncement which provides guidance on determining when and how reporting entities must disclose going-concern uncertainties in their financial statements. The new standard requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date of issuance of the entity's financial statements. Further, an entity must provide certain disclosure if there is "substantial doubt about the entity's ability to continue as a going concern." The new standard is effective for fiscal years ending after December 15, 2016. The Company does not expect the adoption of this guidance to have a significant effect on its combined financial statements.

Amendments to the Consolidation Analysis

In February 2015, FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a VIE, and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. The Company is currently assessing the impact of the adoption of this guidance on the combined financial statements.

F-27

Unaudited Pro Forma Condensed Combined Financial Information

The accompanying unaudited pro forma condensed financial information have been prepared to present the balance sheet and statements of operations of Albero, Corp. (the “Company”), to indicate how the consolidated financial statements of the Company might have looked like if the acquisition of Vitaxel SDN BHD, (“Vitaxel”) and Vitaxel Online Mall SBN BHD (“Vionmall”) and transactions related to the acquisition had occurred as of the beginning of the periods presented.

The unaudited pro forma condensed combined balance sheet as of October 31, 2015 is presented as if the acquisition of Vitaxel and Vionmall had occurred on October 31, 2015.

The unaudited pro forma condensed combined statements of operations for the year ended October 31, 2015, are presented as if the acquisition of Vitaxel and Vionmall had occurred on November 1, 2014 and were carried forward through each of the aforementioned periods presented.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements and accompanying notes of the Company included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2015 and of Vitaxel and Vionmall included in this Form 8-K for the nine months ended September 30, 2015.

These pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations had the purchase been in effect during the periods presented, or of consolidated financial condition or consolidated results of operations that may be reported in the future.

Note the pro forma adjustments contained in the pro forma condensed financial statements relate to the assumptions of all prior and existing liabilities of the Company upon consummation of the purchase.

Vionmall was incorporated in September 2015 and has no assets, liabilities or any activities as of and for the period ended September 30, 2015, therefore Vionmall is not included in the pro forma condensed financial statements presented below.

F-28

Proforma Condensed Balance Sheet

As of October 31, 2015

(Stated in US Dollars)

	Historical		Pro Forma
	October 31, 2015 Albero, Corp.	September 30, 2015 Vitaxel SDN BHD (Note 1)	Adjustments	Note 2	Combined

ASSETS
Current assets
Cash and cash equivalents	$3,659	469,844	(3,659)	(1)	469,844
Prepaid rent	1,233	-	(1,233)	(1)	-
Prepaid expenses	8,333	-	(8,333)	(1)	-
Security deposit	300	-	(300)	(1)	-
Other receivables, net	-	22,851			22,851
Total current assets	13,525	492,695	(13,525)	(1)	492,695

Non-current assets
Property, plant and equipment	3,061	38,776	(3,061)	(1)	38,776
Total non-current assets	3,061	38,776	(3,061)	(1)	38,776
Total assets	16,586	531,471	(16,586)	(1)	531,471

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current liabilities
Advances from stockholder	30,436	-	(30,436)	(1)	-
Amounts due to holding company	-	415,764			415,764
Accruals and other payables	-	1,016,084			1,016,084
Total current liabilities	30,436	1,431,848	(30,436)	(1)	1,431,848

Total liabilities	30,436	1,431,848	(30,436)	(1)	1,431,848

STOCKHOLDERS’ DEFICIT
Common stock	3,825	-	(3,000)	(2)	3,825
			3,000	(2)
Share capital	-	349,487	(349,487)	(3)	-
Additional paid-in capital	23,925	-	(23,925)	(1)	349,487
			345,662	(3)
Accumulated Deficit	(41,600)	(1,249,864)	41,600	(1)	(1,249,864)
Total stockholders’ (deficit) equity	(13,850)	(900,377)	13,850		(900,377)
Total liabilities and stockholders’ deficit	16,586	531,471	(16,586)		531,471

F-29

Proforma Condensed Statement of Operations

For the Year Ended October 31, 2015

(Stated in US Dollars)

	Historical		Pro Forma
	October 31, 2015 Albero, Corp.	September 30, 2015 Vitaxel SDN BHD (Note 1)	Adjustments	Note 2	Combined

Revenue	-	2,271,179	-	-	2,271,179
Cost of revenue	-	(2,191,604)	-	-	(2,191,604)
Gross Profit	-	79,575	-	-	79,575
Operating expenses
General and administrative	(41,094)	(782,388)	41,094	(4)	(782,388)
Income/(Loss) before income taxes	(41,094)	(702,813)	41,094	-	(702,813)
Provision for income taxes	-	-	-		-
Net loss	(41,094)	(702,813)	41,094	-	(702,813)

F-30

Notes to Pro Forma Condensed Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of October 31, 2015, and the unaudited pro forma condensed combined statements of operations for the year ended October 31, 2015, are based on the historical financial statements of the Company and Vitaxel after giving effect of the reverse merger between the Company and Vitaxel on October 31, 2015, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

Note 2 –Adjustments

(1)	To eliminate assets and liabilities retained by predecessor owners of the Company

(2)	To record cancellation of 3,000,000 shares of predecessor owners of the Company, and record of issuance of 2,625,000 shares of our Common Stock for all of the outstanding capital stock of Vitaxel and issuance of 375,000 shares of our Common Stock for all of the outstanding capital stock of Vionmall with the result that both Vitaxel and Vionmall became wholly owned subsidiaries of ours.

(3)	To eliminate paid in capital for Vitaxel’s shares

(4)	To eliminate the Company's expenses as the result of the elimination of assets and liabilities of the Company’s as of October 31, 2015.

F-31

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAXEL GROUP LIMITED

Date: January 22, 2016	By:	/s/ Lim Wee Kiat
	Name:	Lim Wee Kiat
	Title:	President